UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Williams-Sonoma, Inc.

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3250 Van Ness Avenue

San Francisco, California 94109

www.williams-sonomainc.com

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

MEETING DATE:	May 24, 2012

TIME:	9:00 a.m. Pacific Daylight Time

PLACE:	Williams-Sonoma, Inc. 3250 Van Ness Avenue San Francisco, California 94109

ITEMS OF BUSINESS:	1) The election of our Board of Directors;

2)      The amendment and restatement of the Williams-Sonoma, Inc. 2001 Incentive Bonus Plan to increase the participant payment limit to ten million dollars per award period, to extend its term for an additional year and to approve the material terms of the plan so that we may continue to use the plan to achieve the company’s goals and continue to receive a federal income tax deduction for certain compensation paid under the 2001 Incentive Bonus Plan;

3) An advisory vote to approve executive compensation;

4) The ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 3, 2013; and

5) Such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

WHO CAN VOTE:	You may vote if you were a stockholder of record as of March 26, 2012.

DATE OF MAILING:	The Notice of Internet Availability of Proxy Materials or this notice, the Proxy Statement and the Annual Report are first being mailed to stockholders and posted on our website on or about April 6, 2012.

By Order of the Board of Directors

David King Secretary

YOUR VOTE IS IMPORTANT

Instructions for submitting your proxy are provided in the Notice of Internet Availability of Proxy Materials, the Proxy Statement and on your proxy card. It is important that your shares be represented and voted at the Annual Meeting. Please submit your proxy through the Internet, by telephone, or mark, sign, date and promptly return the enclosed proxy card in the enclosed envelope. You may revoke your proxy at any time prior to its exercise at the Annual Meeting.

3250 Van Ness Avenue

San Francisco, California 94109

www.williams-sonomainc.com

PROXY STATEMENT FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

Our Board of Directors is soliciting your proxy to vote your shares at our 2012 Annual Meeting of Stockholders, to be held on Thursday, May 24, 2012 at 9:00 a.m. Pacific Daylight Time, and for any adjournment or postponement of the meeting. Our Annual Meeting will be held at our corporate headquarters located at 3250 Van Ness Avenue, San Francisco, California 94109.

Our Annual Report to Stockholders for the fiscal year ended January 29, 2012, or fiscal 2011, including our financial statements for fiscal 2011, is also included with printed copies of this Proxy Statement and posted on our website at www.williams-sonomainc.com/investors/annual-reports.html. These proxy materials are first being made available to stockholders and posted on our website on or about April 6, 2012.

What is the purpose of the Annual Meeting?

Stockholders will be asked to vote on the following matters:

1)	The election of our Board of Directors;

2)	The amendment and restatement of the Williams-Sonoma, Inc. 2001 Incentive Bonus Plan to increase the participant payment limit to ten million dollars per award period, to extend its term for an additional year and to approve the material terms of the plan so that we may continue to use the plan to achieve the company’s goals and continue to receive a federal income tax deduction for certain compensation paid under the 2001 Incentive Bonus Plan;

3)	An advisory vote to approve executive compensation;

4)	The ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 3, 2013; and

5)	Such other business as may properly come before the meeting or any adjournment or postponement of the meeting, including stockholder proposals. At this time, we do not know of any other matters to be brought before the Annual Meeting.

What is the Notice of Internet Availability of Proxy Materials?

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission, or the SEC, instead of mailing a printed copy of our proxy materials to all stockholders entitled to vote at the Annual Meeting, we are furnishing the proxy materials to certain of our stockholders over the Internet. If you received a Notice of Internet Availability of Proxy Materials, or the Notice, by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice will instruct you as to how you may access and review the proxy materials and submit your vote via the Internet or by telephone. If you received a Notice by mail and would like to receive a printed copy of the proxy materials, please follow the instructions for requesting such materials included in the Notice.

You may also choose to receive future proxy materials by e-mail by following the instructions provided on the website referred to in the Notice. Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our Annual Meeting on the environment.

If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

On the date of mailing of the Notice, all stockholders will have the ability to access all of our proxy materials on a website referred to in the Notice. These proxy materials will be available free of charge.

Who may vote?

Only stockholders of record at the close of business on March 26, 2012, the record date, are entitled to receive notice of and to vote at the Annual Meeting. Each holder of our common stock will be entitled to one vote for each share of our common stock owned as of the record date. As of the record date, there were 99,584,007 shares of our common stock outstanding and entitled to vote, and there were 412 stockholders of record, which number does not include beneficial owners of shares held in the name of a bank or brokerage firm. We do not have any outstanding shares of preferred stock.

How do I vote?

You may vote in person at the Annual Meeting, electronically by submitting your proxy through the Internet, by telephone or by returning a hard copy of the proxy card before the Annual Meeting. Proxies properly executed, returned to us on a timely basis and not revoked will be voted in accordance with the instructions contained in the proxy. If any matter not described in this Proxy Statement is properly presented for action at the meeting, the persons named in the enclosed proxy will have discretionary authority to vote according to their best judgment.

How do I vote electronically or by telephone?

You may vote by submitting your proxy through the Internet or by telephone. The Internet and telephone voting procedures are designed to authenticate your identity as a Williams-Sonoma, Inc. stockholder, to allow you to vote your shares and to confirm that your instructions have been properly recorded. Specific instructions to be followed for voting through the Internet or by telephone are provided below in this Proxy Statement, in the Notice and on the proxy card.

Shares Registered Directly in the Name of the Stockholder

If your shares are registered directly in your name in our stock records maintained by our transfer agent, Wells Fargo Shareowner Services, then you may vote your shares:

•	on the Internet at www.eproxy.com/wsm; or

•	by calling Wells Fargo Shareowner Services from within the United States at 800-560-1965.

Proxies for shares registered directly in your name that are submitted through the Internet or by telephone must be received before noon Pacific Daylight Time on Wednesday, May 23, 2012.

Shares Registered in the Name of a Brokerage Firm or Bank

If your shares are held in an account at a brokerage firm or bank, you should follow the voting instructions on the Notice or the proxy card.

What if I return my proxy card directly to the company, but do not provide voting instructions?

If a signed proxy card is returned to us without any indication of how your shares should be voted, votes will be cast “FOR” the election of the directors named in this Proxy Statement, “FOR” the amendment and restatement of our 2001 Incentive Bonus Plan, “FOR” the approval, on an advisory basis, of the compensation of our named executive officers, and “FOR” the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 3, 2013.

What are the directions to attend the Annual Meeting and vote in person?

The following are directions to attend the Annual Meeting from various locations around the San Francisco Bay Area:

From the South Bay

Take US-101 Northbound toward San Francisco

Take the US-101 exit on the left

Keep left at the fork to continue on US-101 North

Take exit 434A to merge onto Mission Street/US-101

Turn left at US-101/South Van Ness Avenue

Continue North on Van Ness Avenue

Destination will be on the right

From the East Bay

Take I-80 Westbound across the Bay Bridge toward San Francisco

Take exit 1B to merge onto US-101 North

Take exit 434A to merge onto Mission Street/US-101

Turn left at US-101/South Van Ness Avenue

Continue North on Van Ness Avenue

Destination will be on the right

From the North Bay

Take US-101 Southbound across the Golden Gate Bridge toward San Francisco

Exit onto Richardson Avenue/US-101 toward Lombard Street

Continue to follow US-101

Turn left at US-101/Van Ness Avenue

Continue North on Van Ness Avenue

Destination will be on the right

How many shares must be present to transact business at the Annual Meeting?

Stockholders holding a majority of our outstanding shares as of the record date must be present in person or by proxy at the Annual Meeting so that we may transact business. This is known as a quorum. Shares that are voted in person or through the Internet, telephone or signed proxy card, and abstentions and broker non-votes, will be included in the calculation of the number of shares considered to be present for purposes of determining whether there is a quorum at the Annual Meeting.

What is a broker non-vote?

The term broker non-vote refers to shares that are held of record by a broker for the benefit of the broker’s clients but that are not voted at the Annual Meeting on certain non-routine matters set forth in New York Stock Exchange, or NYSE, Rule 402.08(B) because the broker did not receive instructions from the broker’s clients on how to vote the shares and, therefore, was prohibited from voting the shares.

How many votes are needed to elect directors?

Pursuant to a majority voting bylaw adopted by our Board of Directors and further described in our Amended and Restated Bylaws, the election of each of the ten director nominees requires the affirmative vote of a majority of the votes cast at the Annual Meeting with respect to each nominee. The number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee for the nominee to be elected as a director to serve until the next annual meeting or until his or her successor has been duly elected and qualified. Your proxy will be voted in accordance with your instructions. If no instructions are given, the proxy holders will vote “FOR” each of the director nominees. If you hold your shares through a brokerage, bank or other nominee, or in “street name,” it is important to cast your vote if you want it to count in the election of directors. In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf in the election of directors if they felt it was appropriate to do so. Changes in regulations were made to take away the ability of your bank or broker to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote your shares in the election of directors, no votes will be cast on your behalf. Broker non-votes and abstentions will have no effect on the outcome of the election.

Pursuant to the resignation policy adopted by our Board of Directors and further described in our Corporate Governance Guidelines, any nominee for director who is not elected shall promptly tender his or her resignation to our Board of Directors following certification of the stockholder vote. The Nominations and Corporate Governance Committee will consider the resignation offer and recommend to our Board of Directors the action to be taken with respect to the offered resignation. In determining its recommendation, the Nominations and Corporate Governance Committee shall consider all factors it deems relevant. Our Board of Directors will act on the Nominations and Corporate Governance Committee’s recommendation within 90 days following certification of the stockholder vote and will publicly disclose its decision with respect to the director’s resignation offer (and the reasons for rejecting the resignation offer, if applicable).

Any director who tenders his or her resignation pursuant to the resignation policy shall not participate in the Nominations and Corporate Governance Committee’s recommendation or Board of Directors action regarding whether to accept the resignation offer. If each member of the Nominations and Corporate Governance Committee is required to tender his or her resignation pursuant to the resignation policy in the same election, then the independent directors of our Board of Directors who are not required to tender a resignation pursuant to the resignation policy shall consider the resignation offers and make a recommendation to our Board of Directors.

To the extent that one or more directors’ resignations are accepted by our Board of Directors, our Board of Directors in its discretion may determine either to fill such vacancy or vacancies or to reduce the size of the Board within the authorized range.

How many votes are needed to approve Proposals 2, 3 and 4?

Proposals 2, 3 and 4 require the affirmative vote of holders of a majority of voting power entitled to vote thereon, present in person or represented by proxy, at the Annual Meeting. Proxy cards marked “abstain” will have the effect of a “NO” vote and broker non-votes will have no effect on the outcome of the vote.

For Proposal 3, the approval of the compensation of our named executive officers, because your vote is advisory, it will not be binding on us or the Board. However, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Are there any stockholder proposals this year?

No stockholder proposals are included in this Proxy Statement nor have we received notice of any stockholder proposals to be raised at this year’s Annual Meeting.

What if I want to change my vote(s)?

You may revoke your proxy prior to the close of voting at the Annual Meeting by any of the following methods:

•	sending written notice of revocation to our Secretary;

•	sending a signed proxy card bearing a later date to our Secretary; or

•	attending the Annual Meeting, revoking your proxy and voting in person.

What is householding?

Householding is a cost-cutting procedure used by us and approved by the SEC. Under the householding procedure, we send only one Notice or Annual Report and Proxy Statement to stockholders of record who share the same address and last name, unless one of those stockholders notifies us that the stockholder would like a separate Notice or Annual Report and Proxy Statement. A separate proxy card is included in the materials for each stockholder of record. A stockholder may notify us that the stockholder would like a separate Notice or Annual Report and Proxy Statement by phone at 415-421-7900 or by mail at the following mailing address: Williams-Sonoma, Inc., Attention: Annual Report Administrator, 3250 Van Ness Avenue, San Francisco, California 94109. If we receive such notification that the stockholder wishes to receive a separate Notice or Annual Report and Proxy Statement, we will promptly deliver such Notice or Annual Report and Proxy Statement. If you wish to update your participation in householding, you may contact your broker or our mailing agent, Broadridge Investor Communications Solutions, at 800-542-1061.

What if I received more than one proxy card?

If you received more than one proxy card, it means that you have multiple accounts with brokers and/or our transfer agent. You must complete each proxy card in order to vote all of your shares. If you are interested in consolidating your accounts, you may contact your broker or our transfer agent, Wells Fargo Shareowner Services, at 800-468-9716.

Who pays the expenses incurred in connection with the solicitation of proxies?

We pay all of the expenses incurred in preparing, assembling and mailing the Notice or this Proxy Statement and the materials enclosed. We have retained Skinner & Company to assist in the solicitation of proxies at an estimated cost to us of $3,500. Some of our officers or employees may solicit proxies personally or by telephone or other means. None of those officers or employees will receive special compensation for such services.

PROPOSAL 1

ELECTION OF DIRECTORS

What is this proposal?

This is a proposal to elect our Board of Directors.

How many members are on our Board?

We currently have ten directors. Assuming each director nominee is elected, after the 2012 Annual Meeting, we will have ten directors.

Has the Board determined which directors are independent?

The Board has determined that Adrian D.P. Bellamy, Rose Marie Bravo, Mary Ann Casati, Adrian T. Dillon, Anthony A. Greener, Ted W. Hall, Michael R. Lynch and Lorraine Twohill meet the independence requirements of our “Policy Regarding Director Independence Determinations,” which is part of our Corporate Governance Guidelines. Our Corporate Governance Guidelines are posted on our website at www.williams-sonomainc.com. Accordingly, the Board has determined that none of these director nominees has a material relationship with us and that each of these nominees is independent within the meaning of the NYSE and SEC director independence standards, as currently in effect. Further, our Board committees satisfy the independence requirements of the NYSE and SEC. The Board’s independence determination was based on information provided by our director nominees and discussions among our officers and directors.

How often did our Board meet in fiscal 2011?

During fiscal 2011, our Board held a total of eight meetings. Each director who was a member of our Board during fiscal 2011 attended at least 75% of the aggregate of (i) the total number of meetings of the Board held during the period for which such director has been a director and (ii) the total number of meetings held by all committees of the Board on which such director served during the periods that such director served.

What is our policy for director attendance at the Annual Meeting?

Our policy is that directors who are nominated for election at our Annual Meeting should attend the Annual Meeting. Each incumbent director who was nominated for election at our 2011 Annual Meeting attended the meeting.

How can stockholders and interested parties communicate with members of the Board?

Stockholders and all other interested parties may send written communications to the Board or to any of our directors individually, including non-management directors and the Chairman of the Board, at the following address: Williams-Sonoma, Inc., Attention: Corporate Secretary, 3250 Van Ness Avenue, San Francisco, California 94109. All communications will be compiled by our Corporate Secretary and submitted to the Board or an individual director, as appropriate, on a periodic basis.

What will happen if a nominee is unwilling or unable to serve prior to the Annual Meeting?

Our Board has no reason to believe that any of the nominees will be unwilling or unable to serve as a director. However, should a nominee become unwilling or unable to serve prior to the Annual Meeting, our Nominations and Corporate Governance Committee would recommend another person or persons to be nominated by our Board to stand for election, and your proxies would be voted for the person or persons selected by the committee and nominated by our Board.

How are the directors compensated?

For fiscal 2011, non-employee directors received cash compensation and equity grants for their service on our Board and Board committees of which they are a member. Each non-employee director received cash compensation and equity grants as identified in the following table. During fiscal 2011, the equity grants were made in the form of restricted stock units. Directors received dividend equivalent payments with respect to outstanding restricted stock unit awards. These restricted stock units vest on the earlier of one year from the date of grant or the day before the next regularly scheduled annual meeting. The number of restricted stock units granted was determined by dividing the total monetary value of each award, equal to the equity grant as identified in the following table, by the closing price of our common stock on the trading day prior to the grant date, rounding down to the nearest whole share.

Value of Annual Compensation
Cash Compensation for Initial Election to the Board	$92,000
Equity Grant for Initial Election to the Board	$92,000
Annual Cash Compensation for Board Service(1)	$92,500
Annual Equity Grant for Board Service(2)	$92,500
Annual Cash Compensation to Chairman of the Board(1)	$150,000
Annual Equity Grant to Chairman of the Board(2)	$150,000
Annual Cash Compensation to Chairperson of the Audit and Finance Committee(1)	$20,500
Annual Equity Grant to Chairperson of the Audit and Finance Committee(2)	$20,500
Annual Cash Compensation to Chairperson of the Compensation Committee(1)	$12,500
Annual Equity Grant to Chairperson of the Compensation Committee(2)	$12,500
Annual Cash Compensation to Chairperson of the Nominations and Corporate Governance Committee(1)	$8,250
Annual Equity Grant to Chairperson of the Nominations and Corporate Governance Committee(2)	$8,250

(1)	The annual cash compensation is awarded on the date of the Annual Meeting so long as the non-employee director has been serving on the Board for at least three months. Such compensation is paid in quarterly installments so long as the non-employee director continues to serve on the Board at the time of such payments.

(2)	The annual equity grant is awarded on the date of the Annual Meeting so long as the non-employee director has been serving on the Board for at least three months.

In addition to the compensation described above, non-employee directors received cash attendance compensation in the amount of $2,000 for each committee meeting they attended for committees of which they are a member. Directors also received reimbursement for travel expenses related to attending our Board, committee or business meetings. Non-employee directors and their spouses receive discounts on our merchandise.

The Board has approved a share ownership policy. Each non-employee director must hold, by the later of the 2012 Annual Meeting or the fifth anniversary of such director’s initial election to the Board, at least $400,000 worth of shares of company stock. In the event a director holds at least $400,000 worth of shares of company stock during the required time period, but the value of such director’s shares decreases below $400,000 due to a drop in the company’s stock price, the director shall be deemed to have complied with this policy so long as the director does not sell shares of company stock. If a director has not complied with this policy during the required time period, then the director may not sell any shares until such director holds at least $400,000 worth of shares of company stock.

Non-Employee Director Compensation During Fiscal 2011

The following table shows the compensation provided to our non-employee directors during fiscal 2011:

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Stock Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Adrian D.P. Bellamy	$275,000	$254,995(2)	—	—	—	$36,301(3)(4)	$566,296
Rose Marie Bravo	$69,000	$ 91,970(5)	—	—	—	$ 1,618(6)(7)	$162,588
Mary Ann Casati	$69,000	$ 91,971(8)	—	—	—	$ 579(9)	$161,550
Adrian T. Dillon	$137,000	$112,993(10)	—	—	—	$ 7,371(11)(12)	$257,364
Anthony A. Greener	$112,500	$ 92,484(13)	—	—	—	$ 2,500(14)(15)	$207,484
Ted W. Hall	$126,500	$ 92,484(16)	—	—	—	$ 4,482(17)(18)	$223,466
Michael R. Lynch	$134,750	$100,711(19)	—	—	—	$19,812(20)(21)	$255,273
Richard T. Robertson	$33,125	—	—	—	—	$ 7,307(22)(23)	$40,432
Lorraine Twohill	$69,000	$ 91,971(24)	—	—	—	$ 579(25)	$161,550
David B. Zenoff	$27,125	—	—	—	—	$24,571(26)(27)	$51,696

(1)	Based on the fair market value of the award granted in fiscal 2011, which is calculated by multiplying the closing price of our stock on the trading day prior to the grant date by the number of units granted. The number of restricted stock units granted is determined by dividing the total monetary value of each award, equal to the annual equity grant as identified in the preceding table, by the closing price of our common stock on the trading day prior to the grant date, rounding down to the nearest whole share.

(2)	Represents the fair market value associated with a restricted stock unit award of 6,540 shares of common stock made on May 25, 2011, with a fair value as of the grant date of $38.99 per share for an aggregate grant date fair value of $254,995.

(3)	Includes taxable value of discount on merchandise of $9,591.

(4)	Includes dividend equivalent payments made with respect to outstanding stock unit awards of $26,710.

(5)	Represents the fair market value associated with a restricted stock unit award of 2,618 shares of common stock made on June 17, 2011, with a fair value as of the grant date of $35.13 per share for an aggregate grant date fair value of $91,970.

(6)	Includes taxable value of discount on merchandise of $152.

(7)	Includes dividend equivalent payments made with respect to an outstanding restricted stock unit award of $1,466.

(8)	Represents the fair market value associated with a restricted stock unit award of 2,630 shares of common stock made on January 23, 2012, with a fair value as of the grant date of $34.97 per share for an aggregate grant date fair value of $91,971.

(9)	Represents a dividend equivalent payment made with respect to an outstanding restricted stock unit award of $579.

(10)	Represents the fair market value associated with a restricted stock unit award of 2,898 shares of common stock made on May 25, 2011, with a fair value as of the grant date of $38.99 per share for an aggregate grant date fair value of $112,993.

(11)	Includes taxable value of discount on merchandise of $4,508.

(12)	Includes dividend equivalent payments made with respect to an outstanding restricted stock unit award of $2,863.

(13)	Represents the fair market value associated with a restricted stock unit award of 2,372 shares of common stock made on May 25, 2011, with a fair value as of the grant date of $38.99 per share for an aggregate grant date fair value of $92,484.

(14)	Includes taxable value of discount on merchandise of $156.

(15)	Includes dividend equivalent payments made with respect to an outstanding restricted stock unit award of $2,344.

(16)	Represents the fair market value associated with a restricted stock unit award of 2,372 shares of common stock made on May 25, 2011, with a fair value as of the grant date of $38.99 per share for an aggregate grant date fair value of $92,484.

(17)	Includes taxable value of discount on merchandise of $2,138.

(18)	Includes dividend equivalent payments made with respect to outstanding restricted stock unit awards of $2,344.

(19)	Represents the fair market value associated with a restricted stock unit award of 2,583 shares of common stock made on May 25, 2011, with a fair value as of the grant date of $38.99 per share for an aggregate grant date fair value of $100,711.

(20)	Includes taxable value of discount on merchandise of $2,864.

(21)	Includes dividend equivalent payments made with respect to outstanding restricted stock unit awards of $16,948.

(22)	Includes taxable value of discount on merchandise of $6,292.

(23)	Includes dividend equivalent payments made with respect to an outstanding restricted stock unit award of $1,015.

(24)	Represents the fair market value associated with a restricted stock unit award of 2,630 shares of common stock made on January 23, 2012, with a fair value as of the grant date of $34.97 per share for an aggregate grant date fair value of $91,971.

(25)	Represents a dividend equivalent payment made with respect to an outstanding restricted stock unit award of $579.

(26)	Includes taxable value of discount on merchandise of $3,609.

(27)	Includes dividend equivalent payments made with respect to outstanding restricted stock unit awards of $20,962.

What is our Board leadership structure?

We currently separate the positions of Chief Executive Officer and Chairman of the Board. Since May 2010, Adrian D.P. Bellamy, one of our independent directors who previously served as our Lead Independent Director, has served as our Chairman of the Board.

Separating the positions of Chief Executive Officer and Chairman of the Board maximizes the Board’s independence and aligns our leadership structure with current trends in corporate governance best practices. Our Chief Executive Officer is responsible for day-to-day leadership and for setting the strategic direction of the company, while the Chairman of the Board provides independent oversight and advice to our management team, and presides over Board meetings.

Do we have a Lead Independent Director?

No. Our Corporate Governance Guidelines provide that in the event that the Chairman of the Board is not an independent director, the Board shall elect a Lead Independent Director. On May 26, 2010 the Board appointed Adrian D.P. Bellamy, an independent director, as Chairman of the Board.

What is the Board’s role in overseeing the risk management of the company?

The Board actively manages the company’s risk oversight process and receives regular reports from management on areas of material risk to the company, including operational, financial, legal and regulatory risks. Our Board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit and Finance Committee assists the Board with its oversight of the company’s major financial risk exposures. Additionally, in accordance with NYSE requirements, the Audit and Finance Committee reviews with management the company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the company’s risk assessment and risk management policies. The Compensation Committee assists the Board with its oversight of risks arising from our compensation policies and programs and assesses on an annual basis potential material risk to the company from its compensation policies and programs, including incentive and commission plans at all levels. The Nominations and Corporate Governance Committee assists the Board with its oversight of risks associated with Board organization, Board independence, succession planning, and corporate governance. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

Did the company evaluate risks relating to its executive and non-executive compensation programs?

Our Compensation Committee is responsible for monitoring our compensation policies and programs relative to all our employees, including non-executive officers, for potential risks that are reasonably likely to have a material adverse effect on our company. In performing its duties, the Compensation Committee regularly reviews and discusses potential risks that could arise from our employee compensation plans and programs with our management and the Committee’s independent compensation consultant. The Compensation Committee is responsible for reporting to the Board any material risks associated with our compensation plans and programs, including recommended actions to mitigate such risks.

For fiscal 2011, the Compensation Committee retained an independent consultant, Frederic W. Cook & Co. or Cook & Co., to identify and assess the risk inherent in the company’s compensation programs and policies. Accordingly, Cook & Co. evaluated the company’s executive and non-executive compensation programs for such risk and the mechanisms in our programs designed to mitigate these risks. Among other things, Cook & Co. reviewed our pay philosophy, forms of incentives, performance metrics, balance of cash and equity compensation, balance of long-term and short-term incentive periods, compensation governance practices, and equity grant administration practices. Based on the assessment, Cook & Co. concluded that the company’s compensation programs and policies do not create risks that are reasonably likely to have a material adverse effect on our company.

Does the Board hold executive sessions?

It is the Board’s policy to have a separate meeting time for independent directors, typically during the regularly scheduled Board meetings. During fiscal 2011, executive sessions were led by our Chairman of the Board, Mr. Bellamy.

Are there any family or other special relationships among the director nominees and our executive officers?

No. There are no family or special relationships between any director nominee or executive officer and any other director nominee or executive officer. There are no arrangements or understandings between any director nominee or executive officer and any other person pursuant to which he or she has been or will be selected as our director and/or executive officer.

Does the Chief Executive Officer serve on the board of directors of any other company?

No, the Chief Executive Officer does not serve on the board of directors of any other company.

Were any incumbent directors not elected at the 2011 Annual Meeting?

All of the director nominees at the 2011 Annual Meeting were elected by stockholders. Since the 2011 Annual Meeting, the Board of Directors has elected three additional directors, Rose Marie Bravo, Mary Ann Casati and Lorraine Twohill, each of whom are standing for election by our stockholders for the first time. Ms. Bravo and Ms. Casati were each recommended as a director nominee by a non-management director. Ms. Twohill was recommended as a director nominee by our Chief Executive Officer.

Are any incumbent directors not standing for re-election at the 2012 Annual Meeting?

No. All of the incumbent directors are standing for re-election at the 2012 Annual Meeting.

Information Regarding the Director Nominees

The following table sets forth information, as of March 26, 2012, with respect to each director nominee. We have also included information about each nominee’s specific experience, qualifications, attributes and skills that led the Board to conclude that he or she should serve as a director of the company, in light of our business and structure, at the time we file this Proxy Statement. Each director nominee furnished the biographical information set forth in the table.

Executive Officers:

Nominee	Director Since	Position with the Company and Business Experience, including Directorships Held During Past Five Years	Specific Experience, Qualifications, Attributes and Skills
Laura J. Alber Age 43	2010

•   Chief Executive Officer since 2010

•   President since 2006

•   President, Pottery Barn Brands, 2002 – 2006

•   Executive Vice President, Pottery Barn, 2000 – 2002

•   Senior Vice President, Pottery Barn Catalog and Pottery Barn Kids Retail, 1999 – 2000

•   Extensive retail industry, merchandising and operational experience, including 17 years of experience with the company

•   Implemented successful growth strategies, including Pottery Barn Kids, Pottery Barn Bed + Bath and PBteen, as well as the company’s international expansion

Patrick J. Connolly Age 65	1983	• Executive Vice President, Chief Marketing Officer since 2000 • Executive Vice President, General Manager, Catalog, 1995 – 2000 • Director, CafePress.com since 2007

•   Extensive marketing experience, including 33 years of experience with the company

•   Directed the company’s direct-to-customer strategy, including the growth of its catalog business and the development and expansion of its e-commerce channel

Independent Directors:

Nominee	Director Since	Position with the Company and Business Experience, including Directorships Held During Past Five Years	Specific Experience, Qualifications, Attributes and Skills
Adrian D.P. Bellamy Age 70	1997

• Chairman of the Board

• Chairman of the Compensation Committee and member of the Nominations and Corporate Governance Committee

• Chairman and Director of Reckitt Benckiser plc (household, personal, health and food products) since 2003

• Director, The Gap, Inc. (clothing) since 1995

• Chairman and Director of The Body Shop International plc (personal care products), 2002 – 2008

• Extensive experience as both an executive and director in the retail industry, including 12 years as Chairman and Chief Executive Officer of DFS Group Ltd.

• Broad perspective of the retail industry from current and past positions on the Boards of other retailers including The Gap, The Body Shop and Gucci

Rose Marie Bravo CBE Age 61	2011

• Director

• Vice Chairman, Burberry Limited (apparel and accessories), 2006 – 2007

• Chief Executive Officer, Burberry Limited (apparel and accessories), 1997 – 2006

• President, Saks Fifth Avenue (specialty department store), 1992 – 1997

• Chairman and Chief Executive Officer of I. Magnin, a former division of R.H. Macy & Co. (specialty department store), 1987 – 1992

• Director, Tiffany & Co. (jewelry) since 1997

• Director, The Estee Lauder Companies Inc. (beauty products) since 2003

• Extensive knowledge of the retail industry, with over 30 years of experience as an executive and 15 years of experience as a public company director

• Strong understanding of global brand management, merchandising, marketing and product development

Mary Ann Casati Age 56	2012

• Director

• Co-Founding Partner, Circle Financial Group, LLC (financial services) since 2003

• Partner and Managing Director, Co-Head Retailing Industry Investment Banking Group, Goldman Sachs Group (investment banking), 1982 – 2002

• Director, J. Crew Group, Inc. (clothing), 2005 – 2008

			• Extensive experience advising retail companies, as both an investment banker and director • Strong background in capital markets, corporate finance, risk awareness, governance and diversity

Nominee	Director Since	Position with the Company and Business Experience, including Directorships Held During Past Five Years	Specific Experience, Qualifications, Attributes and Skills
Adrian T. Dillon Age 58	2005

• Chairman of the Audit and Finance Committee

• Chief Financial and Administrative Officer, Skype Limited (video and voice communications software), 2010 – 2011

• Executive Vice President, Finance and Administration, and Chief Financial Officer, Agilent Technologies, Inc. (technology testing and analysis solutions), 2001 – 2010

• Director, NDS Group Ltd. (pay television software) since 2011

• Director, Verigy Ltd. (semiconductors), 2006 – 2007

• Extensive financial and accounting expertise as chief financial officer of two large public companies

• Deep understanding of accounting principles and financial reporting rules and regulations, including how internal controls are effectively managed within organizations

Anthony A. Greener Age 71	2007

• Member of the Compensation Committee and the Nominations and Corporate Governance Committee

• Chairman, The Minton Trust (charity) since 2006

• Chairman, The St. Giles Trust (charity) since 2008

• Director, WNS (Holdings) Limited (outsourcing services) since 2007

• Director, The United Church Schools Trust (education) since 2005

• Chairman, Qualifications and Curriculum Authority (education), 2002 – 2008

• Deputy Chairman, British Telecommunications plc (telecommunications), 2000 – 2006

• Chairman, Diageo plc (spirits, beer and wine), 1997 – 2000

• Chairman and Chief Executive Officer, Guinness plc (beer and spirits), 1992 – 1997

• Extensive experience as both an executive and director of companies with global brands

• Strong leadership skills with a variety of diverse businesses and organizations, including specialty retailers

Nominee	Director Since	Position with the Company and Business Experience, including Directorships Held During Past Five Years	Specific Experience, Qualifications, Attributes and Skills
Ted W. Hall Age 63	2007

•  Member of the Audit and Finance Committee and the Compensation Committee

•  General Partner, Long Meadow Ranch and President, Long Meadow Ranch Winery (food and wine) since 1994

•  Managing Director, Mayacamas Associates (consulting) since 2000

•  Various leadership roles, McKinsey & Company (consulting), 1972 – 2000

•  Member of Shareholder Committee (McKinsey’s board of directors), McKinsey & Company, 1988 – 2000

•  Director, Peet’s Coffee & Tea, Inc. (coffee, tea and related products) since 2008

•  Director, Dolby Laboratories, Inc. (entertainment products) since 2007

•  Chairman, Tambourine, Inc. (specialty music production and distribution), 1998 – 2007

•  Extensive operating and consulting experience, as well as experience as a director at public companies in the retail, consumer product and technology industries

•  Strong insight into the specialty food industry through his leadership of Long Meadow Ranch

Michael R. Lynch Age 60	2000

•  Chairman of the Nominations and Corporate Governance Committee and member of the Audit and Finance Committee

•  Vice Chairman, Investment Banking, J.P. Morgan (investment banking) since 2010

•  Senior Managing Director, GSC Group (investment advisor), 2006 – 2009

•  Advisory Board Member, GSC Group (investment advisor), 2005 – 2006

•  Various roles, including Partner and Managing Director, Goldman, Sachs & Co. (investment banking), 1976 – 2005

•  Extensive experience and relationships in the capital markets and investment banking sectors

•  In-depth knowledge of the company’s business, having advised the company since its initial public offering in 1983

Nominee	Director Since	Position with the Company and Business Experience, including Directorships Held During Past Five Years	Specific Experience, Qualifications, Attributes and Skills
Lorraine Twohill Age 40	2012

•  Director

•  Vice President, Global Marketing, Google Inc. (Internet search, advertising) since 2009

•  Vice President, Marketing, Europe, Middle East and Africa, Google Inc. 2007 – 2009

•  Director, Product Marketing, Google Inc., 2003 – 2007

•  Director, Telegraph Media Group since 2009

			• Extensive marketing knowledge, with over 20 years of experience, and strong experience in digital and social media • Strong insight into brand management and global issues

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ALL OF THE DIRECTORS LISTED ABOVE.

What is our Director Emeritus program, and when was it initiated?

In 2003, we initiated our Director Emeritus program for directors who have, in the opinion of the Board, provided long and meritorious service as members of the Board. Individuals who accept appointment to the position of Director Emeritus agree to provide advisory and consulting services on such business matters as the Board may determine. By standing invitation from the Board, these individuals may attend meetings of the Board, but do not vote on Board matters.

Information regarding Director Emeritus

The following table sets forth information, as of March 26, 2012, with respect to our Director Emeritus:

Director Emeritus	Director Emeritus Since	Positions with the Company and Business Experience
Charles E. Williams Age 96	2003	• Director, 1973 – 2003 • Vice Chairman, 1986 – 2003 • Founder

What are the committees of our Board?

Our Board has the following committees, with the following members as of March 26, 2012:

Committee and Members	Functions of Committee	Number of Meetings in Fiscal 2011
Audit and Finance: Adrian T. Dillon, Chairman Ted W. Hall Michael R. Lynch

•  Assists our Board in its oversight of the integrity of our financial statements; the qualifications, independence, retention and compensation of our independent registered public accounting firm; the performance of our internal audit function; and our compliance with legal and regulatory requirements;

•  Prepares the report that the SEC rules require to be included in our annual proxy statement;

•  Reviews the financial impact of selected strategic initiatives, and reviews and recommends for Board approval selected financing, dividend and stock repurchase policies and plans; and

•  Assists the Board with its oversight of our major financial risk exposures, and reviews with management such exposures and the steps management has taken to monitor and control such exposures.

12

Compensation: Adrian D.P. Bellamy, Chairman Anthony A. Greener Ted W. Hall

•  Reviews and determines our executive officers’ compensation;

•  Reviews and determines our general compensation goals and guidelines for our employees;

•  Administers certain of our compensation plans and provides assistance and recommendations with respect to other compensation plans;

•  Reviews the compensation discussion and analysis report that the SEC rules require to be included in our annual proxy statement; and

•  Assists the Board with its oversight of risk arising from our compensation policies and programs, and assesses on an annual basis potential material risk from our compensation policies and programs.

5

Committee and Members	Functions of Committee	Number of Meetings in Fiscal 2011
Nominations and Corporate Governance: Michael R. Lynch, Chairman Adrian D.P. Bellamy Anthony A. Greener	• Reviews and recommends corporate governance policies; • Identifies and makes recommendations for nominees for director and considers criteria for selecting director candidates; • Considers stockholders’ director nominations; • Reviews and determines our compensation policy for our non-employee directors; • Considers resignation offers of director nominees and recommends to the Board the action to be taken with respect to each such offered resignation; and • Evaluates the performance of our Chief Executive Officer and oversees the evaluation of the performance of our management and our Board.	5

Will our Nominations and Corporate Governance Committee consider nominees recommended by stockholders?

Yes. Our Nominations and Corporate Governance Committee will consider nominees recommended by stockholders, provided that such nominees are submitted pursuant to the procedures and timelines described in the “Nominations and Corporate Governance Committee Report” and “Stockholder Proposals” sections of this Proxy Statement.

Are there any disclosures relating to Compensation Committee interlocks and insider participation?

In fiscal 2011, Messrs. Bellamy, Greener, Hall and, until May 24, 2011, Mr. Robertson served as members of the Compensation Committee. During fiscal 2011, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

PROPOSAL 2

AMENDMENT AND RESTATEMENT OF OUR 2001 INCENTIVE BONUS PLAN

What is this proposal?

This is a proposal asking stockholders to approve the following with respect to the Williams-Sonoma, Inc. 2001 Incentive Bonus Plan: (i) increase the limit on permissible payments to any participant for any award period from (A) the lesser of three million dollars or three times the participant’s annual base salary to (B) ten million dollars, (ii) the extension of the plan term from January 25, 2016 to January 25, 2017, and (iii) the material terms of the plan. If approved, the amended and restated 2001 Incentive Bonus Plan will be effective as of March 22, 2012.

The amended and restated 2001 Incentive Bonus Plan allows us to achieve the company’s goals and receive a federal income tax deduction for certain compensation paid under the plan. If stockholders do not approve the amended and restated 2001 Incentive Bonus Plan and the material terms of the plan, bonuses earned in fiscal 2012 and thereafter will not be paid under the plan. Stockholders last approved the 2001 Incentive Bonus Plan in 2011. The amended and restated plan is attached to this Proxy Statement as Exhibit A.

What changes are being made to the current plan?

The primary change is to increase the limit on permissible payments to any participant for any award period from the lesser of three million dollars or three times the participant’s annual base salary (as such annual base salary is in effect on the first day in the first fiscal year of the award period) to ten million dollars. The reason for this change is to provide the Compensation Committee with greater flexibility in paying fully deductible incentive compensation to our Chief Executive Officer and other named executive officers. Also, the term of the amended and restated 2001 Incentive Bonus Plan has been extended by one year so that it will continue in place until January 25, 2017, unless it is re-approved by the company’s stockholders at or before such time or is earlier terminated by the Board. Finally, we are also seeking stockholder approval of the material terms of the 2001 Incentive Bonus Plan for purposes of complying with Section 162(m) of the Internal Revenue Code. No other changes are being made to the plan.

Has our Board approved the amended and restated plan?

On March 22, 2012, our Board approved the amended and restated 2001 Incentive Bonus Plan, subject to approval from our stockholders at the Annual Meeting. Our named executive officers have an interest in this proposal because they are eligible to receive plan awards.

SUMMARY OF THE AMENDED AND RESTATED PLAN

The following questions and answers provide a summary of the principal features of the amended and restated 2001 Incentive Bonus Plan and its operation. This summary is qualified in its entirety by the amended and restated 2001 Incentive Bonus Plan attached as Exhibit A.

What is the purpose of the plan?

The amended and restated 2001 Incentive Bonus Plan is intended to motivate and reward participants by making a significant portion of their cash compensation directly dependent upon achieving the company’s objectives. The amended and restated 2001 Incentive Bonus Plan accomplishes this by providing additional compensation to the company’s executive officers as an incentive to attain the company’s goals. The amended and restated 2001 Incentive Bonus Plan also functions as a retention tool, helping to ensure the continued availability of the services of the executive officers to the company.

The amended and restated 2001 Incentive Bonus Plan also is designed to allow us to provide compensation that qualifies as “performance-based” compensation under Section 162(m). Under Section 162(m), the company may not receive a federal income tax deduction for compensation paid to our Chief Executive Officer or any of the next three most highly compensated executive officers to the extent that any of these persons receives more than $1,000,000 in any one year. However, the company may deduct compensation in excess of $1,000,000 if it qualifies as performance-based compensation under Section 162(m). Payments under the amended and restated 2001 Incentive Bonus Plan are intended to qualify as performance-based compensation, thereby permitting the company to receive a federal income tax deduction for the payment of incentive compensation. However, because of the fact-based nature of the performance-based compensation exception under Section 162(m) and the limited availability of binding guidance thereunder, we cannot guarantee that awards made under the Bonus Plan that are intended to qualify as performance-based compensation under Section 162(m) will in fact so qualify. For awards granted under the 2001 Incentive Bonus Plan to qualify as “performance-based” compensation under Section 162(m), among other things, our stockholders must approve the proposed amendments and the material terms of the plan at the 2012 Annual Meeting. A favorable vote for this proposal is necessary for us to continue to deduct certain executive compensation in excess of $1,000,000 and provide us with potentially significant future tax benefits and associated cash flows.

Who administers the plan?

The 2001 Incentive Bonus Plan is administered by a committee (the “committee”) of the company’s Board, consisting of two or more directors. The members of the committee must qualify as “outside directors” under Section 162(m) for purposes of qualifying compensation under the plan as performance-based compensation. Currently, the committee administering the plan is the Compensation Committee of the Board, of which all members are “outside directors.”

What are the powers of the committee?

The committee has full power to administer the plan, including adopting, amending or revoking rules or procedures as it deems proper for the administration of the plan. However, such actions may only be taken upon the agreement of a majority of the committee. Subject to the terms of the plan, the committee has sole discretion to interpret the plan, make all determinations for the administration of the plan, grant bonus awards under the plan, including determining the terms and conditions of each award, such as the target amount and the performance goals, and at any time reduce any award to be paid out under the plan.

Who is eligible to receive awards?

Executive officers and those employees who are deemed “covered employees” for purposes of Section 162(m) may participate in the amended and restated 2001 Incentive Bonus Plan. For purposes of Section 162(m), covered employees include our Chief Executive Officer and the company’s next three most highly compensated executive officers. An executive whose employment or service relationship with the company terminates before the end of any award period generally is not entitled to participate in the plan or receive any awards under the plan in a later fiscal year, unless he or she again becomes eligible to participate in the plan.

How are target awards established?

For each award period, the committee establishes a performance award target based upon the achievement of a specified goal for each plan participant. Award periods consist of one or more fiscal years of the company, or one or more quarters of the company, as the committee determines, and the award periods may be different for different awards. The committee must establish performance goals for an award no later than the earlier of 90 days after the first day of the award period or the date on which 25% of the award period has elapsed. The maximum award under the plan for each award period may not exceed ten million dollars for any participant.

How are the amounts of individual awards established?

For each award period, the covered employee is entitled to receive an award equal to the specific amount determined using the formulas that have been established for that award. The committee has the discretion to decrease the amount of any award payable under the plan but cannot increase the amount once the plan has been determined.

What are performance goals?

Performance goals are goals that require the achievement of a quantifiable metric over an established period of time. This allows the committee to make performance goals applicable to a participant with respect to an award. At the committee’s discretion, one or more of the following performance goals may apply to an award: (i) revenue (on an absolute basis or adjusted for currency effects); (ii) cash flow (including operating cash flow or free cash flow); (iii) cash position; (iv) earnings (which may include earnings before interest and taxes, earnings before taxes, net earnings or earnings before interest, taxes, depreciation and amortization); (v) earnings per share; (vi) gross margin; (vii) net income; (viii) operating expenses or operating expenses as a percentage of revenue; (ix) operating income or net operating income; (x) return on assets or net assets; (xi) return on equity; (xii) return on sales; (xiii) total stockholder return; (xiv) stock price; (xv) growth in stockholder value relative to the moving average of the S&P 500 Index, or another index; (xvi) return on capital; (xvii) return on investment; (xviii) economic value added; (xix) operating margin; (xx) market share; (xxi) overhead or other expense reduction; (xxii) credit rating; (xxiii) objective customer indicators; (xxiv) improvements in productivity; (xxv) attainment of objective operating goals; (xxvi) objective employee metrics; (xxvii) return ratios; (xxviii) profit; (xxix) objective qualitative milestones; or (xxx) other objective financial or other metrics relating to the progress of the company or to a subsidiary, division or department thereof.

These performance goals may apply to company performance as a whole or, except with respect to stockholder return metrics, to a region, business unit, affiliate or business segment. The goals may be measured either on an absolute basis, a per-share basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, in each case as specified by the committee. Performance goals may be different from participant to participant, within or between award periods and from award to award.

Financial performance measures may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting standards established by the International Accounting Standards Board (“IASB Standards”) or may be adjusted by our committee when established to exclude or include any items otherwise includable or excludable, respectively, under GAAP or under IASB Standards.

How are awards under the plan paid out?

Before awards are paid under the plan, the committee must certify that the performance goal for the award has been satisfied. Awards under the plan are paid in cash, reasonably promptly following the conclusion of the award period and the committee’s certification that the applicable performance goals have been satisfied. In no event are the awards paid later than two and one-half months after the conclusion of the fiscal year of the company in which the award period ends.

What happens if a participant terminates employment before an award is paid?

A participant in the plan is generally required to be employed through the last day of an award period in order to receive an award. A participant may not receive an award if he or she is not employed with the company on the last day of an award period, unless the committee specified at the time of grant that the award would be paid in full or on a prorated basis if, before the end of such award period, the participant dies, becomes disabled, or in the event there is a change in control of the company (or upon certain terminations of employment within a specified period following a change in control). If the award is paid in such an event, it will not constitute performance-based compensation for purposes of Section 162(m).

How can we amend or terminate the plan?

The Board generally may amend, suspend or terminate the plan at any time and for any reason. Amendments will be contingent on stockholder approval in the event that the amendment raises the maximum award limit under the plan or if required by applicable law or to continue to allow awards to qualify as performance-based compensation under Section 162(m). By its terms, if approved, the amended and restated 2001 Incentive Bonus Plan will be effective from March 22, 2012 until January 25, 2017, unless it is re-approved by the company’s stockholders at or before this time or is earlier terminated by the Board.

What are the awards to be granted to certain individuals and groups?

Awards under the 2001 Incentive Bonus Plan are determined based on actual future performance, so future actual awards cannot now be determined with certainty. Since our executive officers are eligible to receive awards under the 2001 Incentive Bonus Plan, our executive officers have an interest in this proposal. Awards were paid to our named executive officers under the 2001 Incentive Bonus Plan for fiscal 2011 as listed below. No outside directors are eligible to participate in the plan. The committee may pay bonuses to our named executive officers outside of the amended and restated 2001 Incentive Bonus Plan for the accomplishment of strategic or other individual goals, but the company did not do so for fiscal 2011.

Name and Position	Fiscal 2011 Cash Award
Named Executive Officers
Laura J. Alber, Director, President and Chief Executive Officer (PEO)	$2,600,000
Sharon L. McCollam, Former Director and Executive Vice President, Chief Operating and Chief Financial Officer (Former PFO)	$—
Patrick J. Connolly, Director and Executive Vice President, Chief Marketing Officer	$700,000
Richard Harvey, President, Williams-Sonoma Brand	$270,000
Sandra N. Stangl, President, Pottery Barn Brand	$1,200,000
All current executive officers as a group (six persons)	$4,770,000
All current non-employee directors as a group (eight persons)	$—
All employees, including all current officers who are not executive officers or directors, as a group	$—
TOTAL:	$4,770,000

Why do we recommend that the 2001 Incentive Bonus Plan be amended and restated?

We believe that the amended and restated plan is essential to our continued success. Our employees are our most valuable assets, and cash bonuses provided under the plan will substantially assist us in continuing to attract and retain key employees. Such awards also are crucial to our ability to motivate employees to achieve our goals.

What vote is required to approve this proposal?

To approve this proposal, a majority of voting power entitled to vote thereon, present in person or represented by proxy, at the Annual Meeting must vote “FOR” this proposal.

If approved, when would the amended and restated plan become effective?

The amended and restated plan would be effective from March 22, 2012 until January 25, 2017.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2001 INCENTIVE BONUS PLAN.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

What is this proposal?

This is a proposal asking stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the “Dodd-Frank Act,” and the applicable SEC rules. This proposal is commonly known as a “Say on Pay” proposal, and gives our stockholders the opportunity to express their views on the compensation of our named executive officers.

Compensation Program and Philosophy

As described in detail under the headings “Information Concerning Executive Officers” and “Compensation Discussion and Analysis,” our executive officer compensation program is designed to attract, retain and motivate highly qualified personnel who are critical to our success while maintaining direct links between executive pay, individual performance, the company’s financial performance and stockholder returns. The Compensation Committee believes that the company’s executive compensation programs should support the company’s objective of creating value for its stockholders.

Accordingly, the Compensation Committee believes that executive officers should have a significant interest in the company’s stock performance, and compensation programs should link executive compensation to stockholder value. One of the ways that the company has sought to accomplish these goals is by making a significant portion of individual compensation directly dependent on the company’s achievement of financial goals, which in turn enhances long-term stockholder return while encouraging executives to build an equity interest in the company. In 2011, the Compensation Committee also retained Frederic W. Cook & Co., Inc. to evaluate the risk in the company’s compensation programs.

Fiscal 2011 Compensation

To align our executive compensation packages with our executive compensation philosophy, the following compensation actions were approved by the Compensation Committee for fiscal 2011:

Adjustments to Base Salary and Bonus Target Amounts: The base salaries and bonus targets as a percentage of base salary of our named executive officers were increased for fiscal 2011 to bring target total cash compensation for our named executive officers from generally between the 50th percentile and the 75th percentile to generally above the 75th percentile compared to the company’s proxy peer group and relevant market data as described under “Compensation Discussion and Analysis” in this Proxy Statement.

Performance-Based Cash Bonus: Performance-based cash bonuses were paid for performance in fiscal 2011 as a result of the achievement of positive net cash flow by operating activities, exceeding earnings per share goals set by the Compensation Committee for fiscal 2011 and outstanding leadership and individual performance by our named executive officers in fiscal 2011.

Performance- and Time-Based Equity: The company granted our named executive officers a mixture of performance-based and time-based equity awards in fiscal 2011. Restricted stock units that vest on the second anniversary and the fourth anniversary of the grant date, in each case, only if positive net cash flow by operating activities is achieved, provide both retention value and incentives to achieve the company’s financial goals, while stock appreciation rights that vest in equal installments over four years also encourage our named executive officers to stay with the company and to increase stockholder value by increasing our stock price.

In addition to the above summary, stockholders are urged to read the “Compensation Discussion and Analysis” section of this Proxy Statement for detail about our executive compensation programs, including information about the fiscal 2011 compensation of our named executive officers.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the 2012 Annual Meeting:

“RESOLVED, that the company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the company’s Proxy Statement for the 2012 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the tabular disclosure regarding such compensation and the accompanying narrative disclosure.”

What vote is required to approve this proposal?

To approve this proposal, a majority of voting power entitled to vote thereon, present in person or represented by proxy, at the Annual Meeting must vote “FOR” this proposal.

What will happen if stockholders vote against this proposal?

The Say on Pay vote is advisory, and therefore not binding on the company, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal 3 if you want your broker to vote your shares on the matter.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

What is this proposal?

This is a proposal to ratify the selection of Deloitte & Touche LLP, or Deloitte, as our independent registered public accounting firm for the fiscal year ending February 3, 2013. The Audit and Finance Committee selected Deloitte as our independent registered public accounting firm for the fiscal year ending February 3, 2013, subject to ratification by our stockholders. Although stockholder ratification of our independent registered public accounting firm is not required by law, as a matter of corporate governance, we are requesting that our stockholders ratify such selection.

What relationship does Deloitte currently have with us?

Deloitte has audited our financial statements for the last thirty-two years. Based in part upon information provided by Deloitte, the Audit and Finance Committee determined that Deloitte is independent under applicable independence standards.

Will a Deloitte representative be present at the Annual Meeting?

A Deloitte representative will be present at the Annual Meeting and will have the opportunity to make a statement. Deloitte’s representative will be available to respond to appropriate questions.

What services did Deloitte provide in fiscal 2011?

Deloitte’s services for fiscal 2011 included:

•

The issuance of an opinion on (i) our annual consolidated financial statements and the effectiveness of our internal control over financial reporting, (ii) our 401(k) plan and (iii) our Puerto Rico division;

•	Review of our quarterly condensed consolidated financial statements;

•	Audit services related to periodic filings made with the SEC; and

•	Tax return review services.

In fiscal 2011, Deloitte also performed certain audit-related and other tax services, and discussed certain matters with our Audit and Finance Committee, each of which is more fully described in the “Audit and Finance Committee Report” and the “Audit and Related Fees” sections of this Proxy Statement.

What vote is required to approve this proposal?

To approve this proposal, a majority of voting power entitled to vote thereon, present in person or represented by proxy, at the Annual Meeting must vote “FOR” this proposal.

What will happen if stockholders vote against this proposal?

If stockholders vote against this proposal, we will consider interviewing other independent registered public accounting firms. There can be no assurance, however, that we will choose to appoint another independent registered public accounting firm if this proposal is not approved.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING FEBRUARY 3, 2013.

INFORMATION CONCERNING EXECUTIVE OFFICERS

The following table provides certain information about our executive officers as of March 26, 2012. Our executive officers are appointed by our Board and serve at the pleasure of our Board, subject to rights, if any, under employment contracts.

Name	Position with the Company and Business Experience

Laura J. Alber Age 43	*

Julie P. Whalen Age 41	• Acting Chief Financial Officer since 2012 • Treasurer since 2011 • Senior Vice President, Corporate Controller since 2006 • Vice President, Corporate Controller, 2003 – 2006

Patrick J. Connolly Age 65	*

Richard Harvey Age 49

•    President, Williams-Sonoma Brand since 2008

•    Executive Vice President, Williams-Sonoma Brand, 2006 – 2008

•    Senior Vice President and General Merchandising Manager, Williams-Sonoma Brand, 2001 – 2006

•    Vice President, Williams-Sonoma Catalog, 1997 – 2001

David R. King Age 43

•    Senior Vice President, General Counsel and Secretary since 2011

•    Vice President, Deputy General Counsel, 2010 – 2011

•    Vice President, Associate General Counsel, 2006 – 2010

•    Director, Associate General Counsel, 2004 – 2006

Sandra N. Stangl Age 44

•    President, Pottery Barn Brand since 2008

•    Executive Vice President, General Merchandising Manager, Merchandise and Product Development, 2006 – 2008

•    Senior Vice President, General Merchandising Manager, 2003 – 2006

•    Senior Vice President, Product Development, 2002 – 2003

*	Biographical information can be found in the table under the section titled “Information Regarding the Director Nominees” beginning on page 11 of this Proxy Statement.

The following table provides certain information about our former Executive Vice President, Chief Operating and Chief Financial Officer, who retired effective March 6, 2012:

Sharon L. McCollam Age 49

•    Director, 2010 – 2012

•    Executive Vice President, Chief Operating and Chief Financial Officer,
2006 – 2012

•    Executive Vice President, Chief Financial Officer, 2003 – 2006

•    Senior Vice President, Chief Financial Officer, 2000 – 2003

•    Vice President, Finance, 2000

•    Director, Sutter Health since 2012

Executive Compensation

This table sets forth the annual and long-term compensation earned by our Chief Executive Officer, former Chief Financial Officer and our three other most highly compensated executive officers during fiscal 2011. These individuals are collectively known as our named executive officers. Sharon McCollam retired effective March 6, 2012. Julie Whalen became our Acting Chief Financial Officer effective March 6, 2012, after the end of fiscal 2011, and therefore is not a named executive officer during fiscal 2011.

Summary Compensation Table for Fiscal 2011, Fiscal 2010 and Fiscal 2009

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)(3)	Total ($)
Laura J. Alber	2011	$1,156,731	—		$2,738,699		$2,691,081	$2,600,000	—	$25,020	$9,211,531
Director, President	2010	$948,077	$350,000	(4)	$7,761,600		$2,032,940	$2,400,000	—	$62,795	$13,555,412
and Chief Executive	2009	$800,000	—		—		—	$1,500,000	—	$84,506	$2,384,506
Officer (PEO)

Sharon L. McCollam	2011	$870,193	—		$871,348		$856,243	$—	—	$25,230	$2,623,014
Former Director and	2010	$830,770	—		$5,821,200		$1,524,705	$1,600,000	—	$63,005	$9,839,680
Executive Vice	2009	$725,000	—		—		—	$1,500,000	—	$84,755	$2,309,755
President, Chief Operating and Chief Financial Officer (PFO)

Patrick J. Connolly	2011	$616,615	—		$622,450		$611,613	$700,000	—	$16,319	$2,566,997
Director and	2010	$579,646	—		$311,850		$95,294	$800,000	—	$14,897	$1,801,687
Executive Vice	2009	$570,000	—		—		—	$500,000	—	$14,897	$1,084,897
President, Chief Marketing Officer

Richard Harvey	2011	$660,577	—		$672,312		$660,539	$270,000	—	$16,980	$2,280,408
President,	2010	$588,462	—		$693,000		—	$700,000	—	$26,155	$2,007,617
Williams-Sonoma	2009	$524,994	—		—	(5)	—	$600,000	—	$31,955	$1,156,949
Brand

Sandra N. Stangl	2011	$716,346	—		$746,899		$733,964	$1,200,000	—	$16,770	$3,413,979
President, Pottery Barn Brand

(1)	Based on the fair market value of awards granted in fiscal 2011, fiscal 2010, and fiscal 2009. The fair market value is calculated as the closing price of our stock on the day prior to the grant date multiplied by the number of units granted.

(2)	Based on the fair market value of awards granted in fiscal 2011, fiscal 2010, and fiscal 2009. The fair market value assumptions used in the calculation of these amounts are included in Note H to our Consolidated Financial Statements, which is included in our Annual Report on Form 10-K for the fiscal year ended January 29, 2012.

(3)	Details are provided in the “Other Annual Compensation from Summary Compensation” table on page 27.

(4)	Represents a special, discretionary bonus of $350,000 that was awarded to Ms. Alber in recognition of her outstanding performance and the company’s results for fiscal 2010.

(5)	Restricted stock units were granted as part of the Williams-Sonoma, Inc. Equity Award Exchange, which was approved by stockholders at the 2008 Annual Meeting and was completed during fiscal 2009. Mr. Harvey was not a named executive officer at the time that the exchange program began and, accordingly, was eligible to participate in the exchange program. The restricted stock units granted pursuant to the exchange had a fair value equal to or less than the fair value of the exchanged eligible awards they replaced. As a result, no incremental compensation cost was recognized in fiscal 2009 with respect to the grant of such restricted stock units, and no incremental fair value is reportable in this table. Please see the “Grants of Plan-Based Awards” table on page 28 for further discussion about these restricted stock unit grants.

Other Annual Compensation from Summary Compensation Table

The following table sets forth the compensation and benefits included under “All Other Compensation” in the Summary Compensation table above.

	Year	Life Insurance Premiums(1)	Matching Contribution to the 401(k) Plan(2)	Car Allowance	Dividend Equivalent Payments	Total
Laura J. Alber	2011	$420	$7,350	$6,000	$11,250	$25,020
	2010	$420	$6,125	$6,000	$50,250	$62,795
	2009	$381	$6,125	$6,000	$72,000	$84,506

Sharon L. McCollam	2011	$630	$7,350	$6,000	$11,250	$25,230
	2010	$630	$6,125	$6,000	$50,250	$63,005
	2009	$630	$6,125	$6,000	$72,000	$84,755

Patrick J. Connolly	2011	$2,969	$7,350	$6,000	—	$16,319
	2010	$2,772	$6,125	$6,000	—	$14,897
	2009	$2,772	$6,125	$6,000	—	$14,897

Richard Harvey	2011	$630	$7,350	$6,000	$3,000	$16,980
	2010	$630	$6,125	$6,000	$13,400	$26,155
	2009	$630	$6,125	$6,000	$19,200	$31,955

Sandra N. Stangl	2011	$420	$7,350	$6,000	$3,000	$16,770

(1)	Premiums paid by us for term life insurance in excess of $50,000 for each fiscal year.

(2)	Represents the maximum company matching contribution to the 401(k) plan for each fiscal year.

Grants of Plan-Based Awards

This table sets forth certain information regarding all grants of plan-based awards made to the named executive officers during fiscal 2011.

	Grant Date	Compensation Committee Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards; Number of Shares of Stock or Units (#)(4)	All Other Option Awards; Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($/Sh)(6)	Closing Market Price on Date of Grant ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)(1)(2)	Maximum ($)(2)(3)
Laura J. Alber	—	—	—	$1,462,500	$2,925,000	—	—	—	—	—
	4/5/2011	4/2/2011	—	—	—	67,010	—	—	—	$2,738,699
	4/5/2011	4/2/2011	—	—	—	—	186,185	$40.87	$41.60	$2,691,081

Sharon L. McCollam	—	—	—	$1,062,500	$2,550,000	—	—	—	—	—
	4/5/2011	4/2/2011	—	—	—	21,320	—	—	—	$871,348
	4/5/2011	4/2/2011	—	—	—	—	59,240	$40.87	$41.60	$856,243

Patrick J. Connolly	—	—	—	$581,400	$1,744,200	—	—	—	—	—
	4/5/2011	4/2/2011	—	—	—	15,230	—	—	—	$622,450
	4/5/2011	4/2/2011	—	—	—	—	42,315	$40.87	$41.60	$611,613

Richard Harvey	—	—	—	$600,000	$1,800,000	—	—	—	—	—
	4/5/2011	4/2/2011	—	—	—	16,450	—	—	—	$672,312
	4/5/2011	4/2/2011	—	—	—	—	45,700	$40.87	$41.60	$660,539

Sandra N. Stangl	—	—	—	$575,000	$1,725,000	—	—	—	—	—
	4/5/2011	4/2/2011	—	—	—	18,275	—	—	—	$746,899
	4/5/2011	4/2/2011	—	—	—	—	50,780	$40.87	$41.60	$733,964

(1)	Target potential payment for each eligible executive pursuant to our established incentive targets.

(2)	To ensure deductibility under our stockholder-approved 2001 Incentive Bonus Plan (intended to qualify as performance-based compensation under Internal Revenue Code Section 162(m)), the Compensation Committee specified a primary performance goal. For fiscal 2011, the Compensation Committee established the primary performance goal for the 2001 Incentive Bonus Plan as positive net cash provided by operating activities (excluding any non-recurring charges) as provided on the company’s consolidated statements of cash flows. The Compensation Committee also set a secondary performance goal to guide its use of discretion in determining whether to reduce bonus amounts from the maximum available under the 2001 Incentive Bonus Plan; the Compensation Committee typically expects to pay bonuses at target levels if the secondary performance goal is fully met. For fiscal 2011, the Compensation Committee set the secondary performance goal as an earnings per share target of $2.19 (excluding store impairments and other extraordinary non-recurring charges, and including any amounts payable to covered employees under the 2001 Incentive Bonus Plan). As further described in the Compensation Discussion and Analysis beginning on page 38, in the first quarter of fiscal 2012, the Compensation Committee determined that the 2001 Incentive Bonus Plan’s primary and secondary performance goals were achieved, but the Committee elected to apply its discretion in determining to reduce the actual amount to be paid to the eligible executive officers under the 2001 Incentive Bonus Plan.

(3)	Maximum potential payment pursuant to our 2001 Incentive Bonus Plan is equal to three times the eligible executive’s base salary as of January 31, 2011, the first day of fiscal 2011. If the amendment to our 2001 Incentive Bonus Plan is approved by our stockholders, the maximum potential payment will be equal to $10,000,000.

(4)	Grants of restricted stock units.

(5)	Grants of stock-settled stock appreciation rights.

(6)	The exercise price of option awards is based on the closing price of our stock on the day prior to the grant date.

Outstanding Equity Awards at Fiscal Year-End

The following tables set forth information regarding equity awards held by our named executive officers at January 29, 2012:

	Option Awards(1)
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Laura J. Alber	—	186,185(2)	—	$40.87	4/5/2018
	50,000	150,000(3)	—	$27.72	3/25/2020
	102,500	57,500(4)	—	$8.56	11/7/2018
	40,000	10,000(5)	—	$34.89	3/27/2017
	40,000	—	—	$30.34	9/12/2016
	60,000	—	—	$38.84	5/27/2015
	50,000	—	—	$32.39	6/30/2014

Sharon L. McCollam	—	59,240(2)	—	$40.87	4/5/2018
	37,500	112,500(3)	—	$27.72	3/25/2020
	206,250	68,750(4)	—	$8.56	11/7/2018
	40,000	10,000(5)	—	$34.89	3/27/2017
	40,000	—	—	$30.34	9/12/2016
	50,000	—	—	$38.84	5/27/2015
	50,000	—	—	$32.39	6/30/2014
	85,000	—	—	$21.80	4/1/2013

Patrick J. Connolly	—	42,315(2)	—	$40.87	4/5/2018
	2,344	7,031(3)	—	$27.72	3/25/2020
	120,000	40,000(4)	—	$8.56	11/7/2018
	50,000	—	—	$40.44	3/15/2016
	40,000	—	—	$38.84	5/27/2015
	50,000	—	—	$32.39	6/30/2014
	20,000	—	—	$21.80	4/1/2013

Richard Harvey	—	45,700(2)	—	$40.87	4/5/2018
	—	25,000(4)	—	$8.56	11/7/2018

Sandra N. Stangl	—	50,780(2)	—	$40.87	4/5/2018
	12,500	12,500(6)	—	$8.01	12/19/2018
	—	25,000(4)	—	$8.56	11/7/2018
	10,000	—	—	$27.00	9/29/2013
	7,200	—	—	$21.80	4/1/2013

(1)	Includes grants of options and stock-settled stock appreciation rights.

(2)	Stock-settled stock appreciation rights vest at the rate of 25% of the total number of shares subject to the stock-settled stock appreciation rights per year, with remaining vesting dates of April 5, 2012, April 5, 2013, April 5, 2014 and April 5, 2015.

(3)	Stock-settled stock appreciation rights vest at the rate of 25% of the total number of shares subject to the stock-settled stock appreciation rights per year, with remaining vesting dates of March 25, 2012, March 25, 2013 and March 25, 2014.

(4)	Stock-settled stock appreciation rights vest at the rate of 25% of the total number of shares subject to the stock-settled stock appreciation rights per year, with remaining vesting date of November 7, 2012.

(5)	Stock-settled stock appreciation rights vest at the rate of 20% of the total number of shares subject to the stock-settled stock appreciation rights per year, with remaining vesting date of March 27, 2012.

(6)	Stock-settled stock appreciation rights vest at the rate of 25% of the total number of shares subject to the stock-settled stock appreciation rights per year, with remaining vesting date of December 19, 2012.

	Stock Awards
	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
Laura J. Alber	67,010	(2)	$2,353,391	—	—
	280,000	(3)	$9,833,600	—	—
	17,579	(4)	$617,374	—	—
Sharon L. McCollam	21,320	(2)	$748,758	—	—
	210,000	(3)	$7,375,200	—	—
	17,579	(4)	$617,374	—	—
Patrick J. Connolly	15,230	(2)	$534,878	—	—
	11,250	(3)	$395,100	—	—
	14,078	(4)	$494,419	—	—
Richard Harvey	16,450	(2)	$577,724	—	—
	25,000	(3)	$878,000	—	—
	2,688	(5)	$94,403	—	—
	10,558	(4)	$370,797	—	—
Sandra N. Stangl	18,275	(2)	$641,818	—	—
	25,000	(3)	$878,000	—	—
	1,150	(5)	$40,388	—	—
	3,764	(5)	$132,192	—	—
	10,558	(4)	$370,797	—	—

(1)	Based on a stock price of $35.12, the closing price of our common stock on January 27, 2012, the last business day of fiscal 2011.

(2)	Represents restricted stock units granted on April 5, 2011. The restricted stock units vest as follows: (i) 50% of the units vest on April 5, 2013 and (ii) 50% of the units vest on April 5, 2015, each subject to continued service and a performance criterion of positive net cash flow provided by operating activities (excluding any non-recurring charges) for fiscal 2011 as provided on the company’s consolidated statements of cash flows. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(3)	Represents restricted stock units granted on March 25, 2010. The restricted stock units vest in full four years following the date of grant on March 25, 2014 subject to continued service and a performance criterion of positive net cash flow provided by operating activities (excluding any non-recurring charges) for fiscal 2010 as provided on the company’s consolidated statements of cash flows. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(4)	Represents restricted stock units granted on May 2, 2008. The restricted stock units vest in full four years following the date of grant on May 2, 2012 subject to continued service. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(5)	Represents restricted stock units granted on April 10, 2009 in connection with the Williams-Sonoma, Inc. Equity Award Exchange. Mr. Harvey and Ms. Stangl were not named executive officers at the time that the exchange program began and accordingly they were eligible to participate in the exchange program. The remaining restricted stock units vest on April 10, 2012.

Option Exercises and Stock Vested

The following table sets forth information regarding exercises and vesting of equity awards held by our named executive officers during fiscal 2011:

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Laura J. Alber	100,000	$2,596,800	—	—
Sharon L. McCollam	—	—	—	—
Patrick J. Connolly	—	—	—	—
Richard Harvey	25,000	$709,500	4,151	$177,497
Sandra N. Stangl	45,500	$1,200,065	9,675	$413,703

(1)	The value realized upon exercise is calculated as the closing price of our stock on the day prior to the exercise date multiplied by the number of shares exercised.

(2)	The value realized upon vesting is calculated as the closing price of our stock on the day prior to the vesting date multiplied by the number of units vested.

Pension Benefits

None of our named executive officers received any pension benefits during fiscal 2011.

Nonqualified Deferred Compensation

None of our named executive officers have contributed to or received earnings from a company nonqualified deferred compensation plan during fiscal 2011.

Employment Contracts and Termination of Employment and Change-of-Control Arrangements

We have entered into a management retention agreement with each of Ms. Alber, Ms. McCollam, Mr. Connolly, Mr. Harvey and Ms. Stangl. As noted above, however, Ms. McCollam retired effective March 6, 2012 and is no longer covered by a management retention agreement. Each retention agreement has an initial two-year term and will be automatically extended for one-year following the initial term unless either party provides notice of non-extension. If we enter into a definitive agreement with a third party providing for a “change of control,” each retention agreement will be automatically extended for 18 months following the change of control. If within 18 months following a change of control, an executive’s employment is terminated by us without “cause,” or by the executive for “good reason,” (i) 100% of such executive’s outstanding equity awards, including full value awards, with performance-based vesting where the payout is a set number or zero depending on whether the performance metric is obtained, will immediately become fully vested, except that if a full value award has performance-based vesting and the performance period has not been completed and the number of shares that can be earned is variable based on the performance level, a pro-rata portion of such executive’s outstanding equity awards will immediately become fully vested at the target performance level, and (ii) in lieu of continued employment benefits (other than as required by law), such executive will be entitled to receive payments of $3,000 per month for 12 months.

In addition, if, within 18 months following a change of control, the executive’s employment is terminated by us without “cause,” or by the executive for “good reason,” such executive will be entitled to receive (i) severance equal to 200% of such executive’s base salary as in effect immediately prior to the change of control or such executive’s termination, whichever is greater, with such severance to be paid over 24 months, and (ii) if such termination occurs in 2011, an amount equal to 200% of the average annual bonus received in the last 24 months, or if such termination occurs in 2012 or later, an amount equal to 200% of the average annual bonus received in the last 36 months, with such severance to be paid over 24 months.

Each executive’s receipt of the severance benefits discussed above is contingent on such executive signing and not revoking a release of claims against us, such executive’s continued compliance with our Corporate Code of

Conduct (including its provisions relating to confidential information and non-solicitation), such executive not accepting employment with one of our competitors, and such executive’s continued non-disparagement of us. In the event that the severance payments and other benefits payable to an executive under a retention agreement constitute a “parachute payment” under Section 280G of the U.S. tax code and would be subject to the applicable excise tax, then the executive’s severance payments and other benefits will be either (i) delivered in full or (ii) delivered to a lesser extent such that no portion of the benefits are subject to the excise tax, whichever results in the receipt by such executive on an after-tax basis of the greatest amount of benefits.

For purposes of the management retention agreement, “cause” means: (i) an act of dishonesty made by the executive in connection with his or her responsibilities as an employee; (ii) the executive’s conviction of or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude; (iii) the executive’s gross misconduct; (iv) the executive’s unauthorized use or disclosure of any proprietary information or trade secrets of the company or any other party to whom the executive owes an obligation of nondisclosure as a result of the executive’s relationship with the company; (v) the executive’s willful breach of any obligations under any written agreement or covenant with the company or breach of the company’s Corporate Code of Conduct; or (vi) the executive’s continued failure to perform his or her employment duties after he or she has received a written demand of performance which specifically sets forth the factual basis for the belief that the executive has not substantially performed his or her duties and has failed to cure such non-performance within 30 days after receiving such notice.

For purposes of the management retention agreement, “change of control” means the occurrence of any of the following events: (i) a change in the ownership of the company which occurs on the date that any one person, or more than one person acting as a group, (“Person”) acquires ownership of the stock of the company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the company will not be considered a change of control; or (ii) a change in the effective control of the company which occurs on the date that a majority of members of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of the appointment or election; provided, however, that for purposes of this subsection (ii), if any Person is considered to effectively control the company, the acquisition of additional control of the company by the same Person will not be considered a change of control; or (iii) a change in the ownership of a substantial portion of the company’s assets which occurs on the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the company’s assets: (A) a transfer to an entity that is controlled by the company’s stockholders immediately after the transfer, or (B) a transfer of assets by the company to: (1) a stockholder of the company (immediately before the asset transfer) in exchange for or with respect to the company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person. For purposes of this subsection (iii), gross fair market value means the value of the assets of the company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the company. Notwithstanding the foregoing, a transaction shall not be deemed a change of control unless the transaction qualifies as a change in the ownership of the company, change in the effective control of the company or a change in the ownership of a substantial portion of the company’s assets, each within the meaning of Section 409A.

For purposes of the management retention agreement “good reason” means, without the executive’s consent, (i) a reduction in his or her annual base salary (except pursuant to a reduction generally applicable to senior executives of the company), (ii) a material diminution of his or her authority or responsibilities, (iii) a reduction of the executive’s title, (iv) the executive ceasing to report directly to a specified individual or the Board of the company or the entity holding all or substantially all of the company’s assets following a change of control, or (v) relocation of the executive to a location more than 50 miles from the company’s San Francisco, California main office location. In addition, upon any such voluntary termination for good reason the executive must provide written notice to the company of the existence of one or more of the above conditions within 90 days of its initial existence and the company must be provided with at least 30 days to remedy the condition.

Laura J. Alber

We entered into an employment agreement with Laura J. Alber, effective as of May 26, 2010. The employment agreement has an initial three-year term and will be automatically extended for one-year following the initial term unless either party provides notice of non-extension. If we terminate Ms. Alber’s employment without “cause,” if she terminates her employment with us for “good reason,” or her employment is terminated due to her death or “disability,” she will be entitled to receive (i) continuation of her base salary at the time of termination for up to two years, (ii) if such termination occurs in 2011, an amount equal to 200% of the average annual bonus received in the last 24 months, or if such termination occurs in 2012 or later, an amount equal to 200% of the average annual bonus received in the last 36 months, (iii) in lieu of continued employment benefits (other than as required by law), payments of $3,000 per month for 18 months and (iv) accelerated vesting of her then-outstanding equity awards that vest solely based upon Ms. Alber’s continued service by up to an additional 18 months’ of vesting credit, and if the awards were subject to cliff-vesting of more than one-year, the cliff-vesting provision will be lifted and vesting credit given as if the award had been subject to monthly vesting, and equity awards subject to performance based vesting will remain outstanding through the date upon which the achievement of the applicable performance milestones are certified with such awards paid out, subject to the attainment of the applicable performance milestones, to the same extent and at the same time as if Ms. Alber had remained employed through the 18-month anniversary of her termination date. Ms. Alber’s receipt of the severance benefits discussed above is contingent on her signing and not revoking a release of claims against us, her continued compliance with our Corporate Code of Conduct (including its provisions relating to confidential information and non-solicitation), her not accepting employment with one of our competitors, and her continued non-disparagement of us.

For purposes of the employment agreement with Ms. Alber, “cause” is defined as (i) an act of dishonesty made by her in connection with her responsibilities as an employee, (ii) Ms. Alber’s conviction of or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude, (iii) Ms. Alber’s gross misconduct, (iv) Ms. Alber’s unauthorized use or disclosure of any proprietary information or trade secrets of the company or any other party to whom she owes an obligation of nondisclosure as a result of her relationship with the company, (v) Ms. Alber’s willful breach of any obligations under any written agreement or covenant with the company or breach of the company’s Corporate Code of Conduct, or (vi) Ms. Alber’s continued failure to perform her employment duties after she has received a written demand of performance from the Board which specifically sets forth the factual basis for the Board’s belief that she has not substantially performed her duties and has failed to cure such non-performance to the company’s satisfaction within 30 days after receiving such notice.

For purposes of the employment agreement with Ms. Alber, “disability” means Ms. Alber (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering company employees.

For purposes of the employment agreement with Ms. Alber, “good reason” is defined as, without Ms. Alber’s consent, (i) a reduction in her base salary (except pursuant to a reduction generally applicable to senior executives of the company), (ii) a material diminution of her authority or responsibilities, (iii) a reduction of Ms. Alber’s title, (iv) Ms. Alber ceasing to report directly to the Board of Directors, or (v) the Board of Directors failing to re-nominate Ms. Alber for Board membership when her Board term expires while she is employed by the company. In addition, upon any such voluntary termination for good reason, Ms. Alber must provide written notice to the company of the existence of one or more of the above conditions within 90 days of its initial existence and the company must be provided with at least 30 days to remedy the condition.

The following table describes the payments and/or benefits which would have been owed by us to Ms. Alber as of January 29, 2012 if her employment had been terminated in various situations.

Compensation and Benefits	For Good Reason	Involuntary Without Cause	Change-of- Control	Death	Disability
Base Salary(1)	$2,400,000	$2,400,000	$2,400,000	$2,400,000(2)	$2,400,000(2)
Bonus Payment(3)	$2,833,333	$2,833,333	$2,833,333	$2,833,333(2)	$2,833,333(2)
Equity Awards	$12,405,448(4)	$12,405,448(4)	$15,443,866(5)	$12,405,448(4)	$12,405,448(4)
Health Care Benefits(6)	$54,000	$54,000	$36,000	$54,000	$54,000

(1)	Based on Ms. Alber’s base salary as of January 29, 2012.

(2)	Will be reduced by the amount of any payments Ms. Alber receives through company-paid insurance policies.

(3)	Represents 200% of the average annual bonus received by Ms. Alber in the 36 month period prior to January 29, 2012.

(4)	Represents the sum of (i) $10,135,948 for acceleration of vesting of 288,609 restricted stock units and (ii) $2,269,500 for acceleration of vesting of 260,593 shares underlying outstanding option awards. Value is based on a stock price of $35.12, the closing price of our common stock on January 27, 2012, the last business day of fiscal 2011.

(5)	Represents the sum of (i) $12,804,366 for acceleration of vesting of 364,589 restricted stock units and (ii) $2,639,500 for acceleration of vesting of 403,685 shares underlying outstanding option awards. Value is based on a stock price of $35.12, the closing price of our common stock on January 27, 2012, the last business day of fiscal 2011.

(6)	Based on a monthly payment of $3,000 to be paid by the company for 18 months or 12 months, as applicable, in lieu of continued employment benefits.

Sharon L. McCollam

We entered into an employment agreement with Sharon L. McCollam, effective as of December 28, 2002 and amended as of November 11, 2008. Effective March 6, 2012, she retired from her position as our Executive Vice President, Chief Operating and Chief Financial Officer and is no longer covered by her employment agreement. Prior to Ms. McCollam’s retirement, her agreement provided for (i) continuation of her base salary at the time of termination for a period of one year plus an additional lump sum amount equal to 80% of Ms. McCollam’s base salary, (ii) outplacement services at a level commensurate with her position at no cost to her, and (iii) payment of the premiums for health care coverage under COBRA for Ms. McCollam and her dependents for up to 18 months (or, if earlier, until she either commences new employment or she and her dependents are no longer eligible for COBRA coverage) in the event her employment was terminated by us without “cause” or if Ms. McCollam terminated her employment with us for “good reason.” As described in the section titled “Compensation Discussion and Analysis” beginning on page 38, we entered into a Separation Agreement and General Release with Ms. McCollam under which she is entitled to receive these severance benefits, as well as certain other benefits in connection with her retirement.

For purposes of the employment agreement with Ms. McCollam, “cause” means (i) the conviction (or plea of guilty or nolo contendere) of Ms. McCollam of any felony, or of any crime involving fraud, dishonesty or misappropriation, or moral turpitude or, if any of the foregoing involves the company or any subsidiary or affiliate companies (collectively the “Control Group”), the commission of any of the foregoing (other than good faith disputes involving expense account items or de minimus issues); (ii) Ms. McCollam’s (A) continued willful neglect of her duties and responsibilities in her role with the company, (B) grossly negligent conduct in connection with her duties and responsibilities in her role with the company; or (C) gross negligence in connection with her handling of the assets of the Control Group; (iii) Ms. McCollam’s willful misconduct with regard to the Control Group; (iv) Ms. McCollam’s willful failure to comply with the covenants in her employment agreement; or (v) material breach of any of the provisions of the employment agreement by Ms. McCollam.

For purposes of the employment agreement with Ms. McCollam, “good reason” means in the event that the company shall (i) fail to continue the appointment of Ms. McCollam in her role with the company, (ii) reduce Ms. McCollam’s annual salary below her current base salary, (iii) locate Ms. McCollam other than at the company’s principal executive offices, (iv) relocate the company’s principal executive offices outside the San Francisco metropolitan area, (v) substantially change the responsibilities assigned to Ms. McCollam’s position, or (vi) breach any material provision of the employment agreement (each of the foregoing hereinafter referred to as a “Triggering Event”), then Ms. McCollam may give notice to the company of her election to terminate her employment with the company pursuant to this provision, effective 30 days from the date of such notice, unless the company shall have cured within such 30-day period of the default giving rise to her notice of election to terminate. Such notice from Ms. McCollam shall state the Triggering Event which provides the grounds for her termination, and such notice must be given, if at all, within 90 days of the date Ms. McCollam obtains knowledge of the Triggering Event referred to as providing such grounds for termination. Within the 30 day period specified in her notice to the company, the company shall have the opportunity to cure the default involved in the Triggering Event specified by Ms. McCollam. If Ms. McCollam’s employment is terminated pursuant to this provision, the company shall have no liability or further obligation hereunder except as provided in the agreement. If Ms. McCollam does not give notice to the company of her election to terminate within 90 days following the occurrence of a Triggering Event, then she shall be deemed to have waived her right to terminate her employment based on such Triggering Event, but such waiver shall not prejudice her right to terminate pursuant to this provision based on the occurrence of another Triggering Event occurring subsequent in time, whether of the same or a different type.

The following table describes the payments and/or benefits which would have been owed by us to Ms. McCollam as of January 29, 2012, if her employment had been terminated in various situations.

Compensation and Benefits	For Good Reason	Involuntary Without Cause	Change-of- Control	Death	Disability
Base Salary(1)	$875,000	$875,000	$1,750,000	Through date of death	$218,750(2)
Lump Sum Payment	$700,000	$700,000	—	—	—
Bonus Payment(3)	—	—	$2,066,667	—	—
Equity Awards(4)	—	—	$11,402,133	—	—
Health Care Benefits	$8,244(5)	$8,244(5)	$36,000(6)	—	—
Other Perquisites	$150,000(7)	$150,000(7)	—	—	—

(1)	Based on Ms. McCollam’s base salary as of January 29, 2012.

(2)	Payment of 13 weeks of salary.

(3)	Represents 200% of the average annual bonus received by Ms. McCollam in the 36 month period prior to January 29, 2012.

(4)

Represents the sum of (i) $8,741,333 for acceleration of vesting of 248,899 restricted stock units and (ii) $2,660,800 for acceleration of vesting of 250,490 shares underlying outstanding option awards. Value is based on a stock price of $35.12, the closing price of our common stock on January 27, 2012, the last business day of fiscal 2011.

(5)	Based on a monthly health insurance premium of $458 to be paid by the company for 18 months, which is the period provided under COBRA.

(6)	Based on a monthly payment of $3,000 to be paid by the company for 12 months in lieu of continued employment benefits.

(7)	Value of outplacement services based on current estimate of costs for these services.

Patrick J. Connolly

The following table describes the payments and/or benefits which would have been owed by us to Mr. Connolly as of January 29, 2012 if his employment had been terminated in various situations.

Compensation and Benefits	For Good Reason	Involuntary Without Cause	Change-of- Control	Death	Disability
Base Salary(1)	—	—	$1,250,000	—	—
Bonus Payment(2)	—	—	$866,667	—	—
Equity Awards(3)	—	—	$2,538,826	—	—
Health Care Benefits(4)	—	—	$36,000	—	—

(1)	Based on Mr. Connolly’s base salary as of January 29, 2012.

(2)	Represents 200% of the average annual bonus received by Mr. Connolly in the 36 month period prior to January 29, 2012.

(3)	Represents the sum of (i) $1,424,397 for acceleration of vesting of 40,558 restricted stock units and (ii) $1,114,429 for acceleration of vesting of 89,346 shares underlying outstanding option awards. Value is based on a stock price of $35.12, the closing price of our common stock on January 27, 2012, the last business day of fiscal 2011.

(4)	Based on a monthly payment of $3,000 to be paid by the company for 12 months in lieu of continued employment benefits.

Richard Harvey

The following table describes the payments and/or benefits which would have been owed by us to Mr. Harvey as of January 29, 2012 if his employment had been terminated in various situations.

Compensation and Benefits	For Good Reason	Involuntary Without Cause	Change-of- Control	Death	Disability
Base Salary(1)	—	—	$1,350,000	—	—
Bonus Payment(2)	—	—	$866,667	—	—
Equity Awards(3)	—	—	$2,584,924	—	—
Health Care Benefits(4)	—	—	$36,000	—	—

(1)	Based on Mr. Harvey’s base salary as of January 29, 2012.

(2)	Represents 200% of the average annual bonus received by Mr. Harvey in the 36 month period prior to January 29, 2012.

(3)	Represents the sum of (i) $1,920,924 for acceleration of vesting of 54,696 restricted stock units and (ii) $664,000 for acceleration of vesting of 70,700 shares underlying outstanding option awards. Value is based on a stock price of $35.12, the closing price of our common stock on January 27, 2012, the last business day of fiscal 2011.

(4)	Based on a monthly payment of $3,000 to be paid by the company for 12 months in lieu of continued employment benefits.

Sandra N. Stangl

The following table describes the payments and/or benefits which would have been owed by us to Ms. Stangl as of January 29, 2012 if her employment had been terminated in various situations.

Compensation and Benefits	For Good Reason	Involuntary Without Cause	Change-of- Control	Death	Disability
Base Salary(1)	—	—	$1,500,000	—	—
Bonus Payment(2)	—	—	$1,183,333	—	—
Equity Awards(3)	—	—	$3,066,070	—	—
Health Care Benefits(4)	—	—	$36,000	—	—

(1)	Based on Ms. Stangl’s base salary as of January 29, 2012.

(2)	Represents 200% of the average annual bonus received by Ms. Stangl in the 36 month period prior to January 29, 2012.

(3)	Represents the sum of (i) $2,063,195 for acceleration of vesting of 58,747 restricted stock units and (ii) $1,002,875 for acceleration of vesting of 88,280 shares underlying outstanding option awards. Value is based on a stock price of $35.12, the closing price of our common stock on January 27, 2012, the last business day of fiscal 2011.

(4)	Based on a monthly payment of $3,000 to be paid by the company for 12 months in lieu of continued employment benefits.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Summary

Pay for Performance

The cornerstone of our executive compensation program is pay for performance. Accordingly, while we pay competitive base salaries and other benefits, the majority of our named executive officers’ compensation opportunity is based on incentive pay.

Executive Compensation Best Practices

Our Compensation Committee, assisted by its independent compensation consultant, Frederic W. Cook & Co., Inc., or Cook & Co., stays informed of developing executive compensation best practices and strives to implement them. In this regard, our named executive officer compensation programs include:

•

Adopting an annual Say on Pay advisory vote, commencing in 2011 and continuing in this Proxy Statement consistent with the direction of 90% of stockholder votes cast in 2011 and consistent with management’s recommendation to our stockholders;

•	Establishing share ownership guidelines for executive officers in 2011;

•	Establishing share ownership guidelines for our non-employee directors in 2007;

•	Providing no golden parachute excise tax gross-up or other tax gross-ups for our named executive officers;

•

Providing no single-trigger equity compensation vesting on a change of control and instead providing double-trigger vesting (triggered upon certain terminations of employment following a change of control) for equity grants made to our named executive officers;

•	Commencing in 2010, not permitting personal use of our corporate aircraft; and

•	Engaging Cook & Co. to perform an annual risk analysis with respect to the company’s compensation programs and policies, including for non-executive officers.

Compensation Discussion and Analysis

Who serves on the Compensation Committee?

Throughout fiscal 2011, Adrian D.P. Bellamy, Anthony A. Greener and Ted W. Hall served as members of the Compensation Committee. Richard T. Robertson did not stand for re-election to the Board of Directors and therefore served as a member of the Compensation Committee until May 24, 2011. Mr. Bellamy serves as Chairman of the Compensation Committee. The Board determined that, in fiscal 2011, each member of the Compensation Committee was independent under the NYSE rules as currently in effect, was an outside director as such term is defined with respect to Section 162(m) of the Internal Revenue Code and was a non-employee director under Section 16(b) of the Securities Exchange Act of 1934. None of the Compensation Committee members has ever served as an officer of the company.

How many times did the Compensation Committee meet during fiscal 2011?

The Compensation Committee held a total of five meetings during fiscal 2011, one of which was a telephonic meeting. The Compensation Committee met in executive session without management present at each meeting in fiscal 2011.

What is the Compensation Committee’s philosophy of executive compensation?

The Compensation Committee believes that the company’s executive compensation programs should support the company’s objective of creating value for its stockholders by rewarding long-term stockholder value creation and providing competitive pay opportunities to attract and retain highly qualified executive talent. Accordingly, the Compensation Committee believes that executive officers and other key employees should have a significant interest in the company’s stock performance, and incentive programs should link executive compensation to stockholder value. The Compensation Committee strives to ensure that the company’s executive compensation programs maintain direct links between executive pay and performance, including individual performance, the company’s financial performance, and stockholder returns.

The Compensation Committee has sought to accomplish these goals by properly balancing the elements of the executive compensation program (e.g., fixed versus incentive, short-term versus long-term, and cash versus equity). A significant portion of individual compensation opportunity is directly dependent on the company’s achievement of financial goals with an opportunity for significant rewards when those goals are exceeded. The Compensation Committee believes that superior financial performance, on a sustained basis, is an effective means of enhancing long-term stockholder return. Since there is no pre-established policy or formal target for the allocation between cash and non-cash compensation and short-term and long-term compensation, the Compensation Committee reviews and determines the appropriate level and mix of compensation to meet these philosophical goals on an ongoing basis. The Compensation Committee favors stability in the executive compensation structure, but supports modifications that reinforce the philosophy and objective described above. The Compensation Committee also retained Cook & Co. to evaluate the risk inherent in the company’s executive and non-executive compensation programs.

Did the Compensation Committee consider the results of the 2011 advisory vote on executive compensation?

On May 25, 2011, we held a stockholder advisory vote on the compensation of our named executive officers, commonly referred to as a Say on Pay advisory vote. Our stockholders approved the compensation of our named executive officers, with approximately 86% of stockholder votes cast in favor of our 2011 Say on Pay resolution. Given this result, the Compensation Committee decided to retain our overall approach to executive compensation. Moreover, in determining how often to hold a stockholder advisory vote on executive compensation, the Board took into account our stockholders’ preference (approximately 90% of votes cast) for an annual vote at the 2011 annual meeting of stockholders. Specifically, the Board determined that we will hold an annual advisory stockholder vote on our named executive officer compensation until considering the results of our next Say on Pay frequency vote.

What is the role of the Compensation Committee with respect to executive compensation?

The Compensation Committee administers the company’s compensation programs, including compensation arrangements and equity plans. The Compensation Committee’s role is detailed in the Compensation Committee Charter, which was amended and restated by the Board on March 22, 2012. The Compensation Committee Charter is available on the company’s website at www.williams-sonomainc.com and is attached to this Proxy Statement as Exhibit B. The Compensation Committee Charter is also available in print to any stockholder who requests it. Specifically, the Compensation Committee:

•

Reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluates the Chief Executive Officer’s performance in light of those goals and objectives and reviews total compensation and approves the bonus, equity and any other benefits or perquisites to be provided to the Chief Executive Officer based on this evaluation;

•

Reviews and makes recommendations to the independent directors on the Board on any base salary adjustments for the Chief Executive Officer. The independent directors on the Board determine any such base salary adjustments;

•

Reviews recommendations made by the Chief Executive Officer regarding compensation for named executive officers and other senior executives, makes any adjustments to the recommendations of the Chief Executive Officer, and approves the compensation for the named executive officers and other senior executive officers. Each of the named executive officers during fiscal 2011 is listed in the Summary Compensation Table appearing in this Proxy Statement on page 26;

•	Considers the views of stockholders on executive compensation matters, including stockholder proposals, advisory votes, communications with proxy advisory firms and related matters;

•	Reviews, makes recommendations to the Board regarding, and approves, as appropriate, general compensation goals and guidelines for the company’s employees;

•

Approves and authorizes amendments to the company’s incentive compensation and other equity-based plans, the company’s 401(k) plan and other benefit programs to the extent such amending authority has been delegated to it by the Board;

•	Administers the company’s incentive compensation and other equity-based plans; and

•	Assesses on an annual basis, potential material risk to the company from its compensation programs and policies, including incentive and commission plans at all levels.

Does the Compensation Committee delegate any of its authority?

Pursuant to its charter, the Compensation Committee may form and delegate authority to subcommittees. The Compensation Committee does not delegate any of its authority with respect to executive officers and non-employee directors of the company. However, the Compensation Committee has appointed an Incentive Award Committee consisting of two of the company’s directors. The Compensation Committee reappointed Laura Alber and Sharon L. McCollam as members of the Incentive Award Committee on February 23, 2011. Following Ms. McCollam’s retirement, the Compensation Committee appointed Patrick J. Connolly as a member of the Incentive Award Committee on March 21, 2012. The Compensation Committee has delegated to the Incentive Award Committee the ability to grant equity awards under the company’s 2001 Long-Term Incentive Plan to non-executive officer employees with a corporate rank at or below Senior Vice President. The Chief Executive Officer believes it is important to provide our associates with long-term incentive vehicles that are directly linked to stockholder return. Granting equity-based incentives aligns the interests of our associates with those of our stockholders and reinforces the company’s pay-for-performance strategy. This delegation is reviewed annually and includes limitations on the number of shares subject to the grants (both on an individual basis and in the aggregate). Reports of awards made by the Incentive Award Committee are included in the materials presented at the Compensation Committee’s regularly scheduled meetings.

Does the Compensation Committee have outside advisors?

The Compensation Committee Charter grants the Compensation Committee the sole authority to hire outside advisors and compensation consultants for the Compensation Committee. Although the company pays their fees, these advisors report directly to the Compensation Committee. Cook & Co., has been engaged as the independent executive compensation consulting firm to assist the Compensation Committee in discharging its responsibility. During fiscal 2011, Cook & Co. provided the Compensation Committee with peer group proxy and other publicly disclosed data related to named executive officer and director compensation. Cook & Co. also provided certain services on behalf of the Compensation Committee, primarily related to compiling market data and advice regarding general compensation trends in the retail industry and among similarly situated companies. The Compensation Committee may request that Cook & Co. attend its meetings and advise the Compensation Committee either in person or by telephone. Cook & Co. participated in the February 23, 2011 and September 7, 2011 Compensation Committee meetings at the request of the Chairman, Adrian Bellamy.

What is management’s role in the compensation-setting process?

Although the Compensation Committee generally does not delegate any of its authority with respect to executive officers and non-employee directors of the company, management does play a significant role in the compensation-setting process for executive officers other than the Chief Executive Officer. In particular, management assists the Compensation Committee with the following:

•	Evaluating individual executive performance against established revenue and profitability targets for the fiscal year, including business unit achievement of budget targets;

•	Recommending appropriate business performance targets and objectives for the upcoming fiscal year; and

•

Recommending salary and cash bonus levels and equity awards based on performance evaluations, a review of peer group and additional relevant compensation data. Management considers the respective responsibilities of the executive officers, the current combination of pay elements for each executive and whether that combination is appropriate to provide incentives to achieve the desired results for the company. Management considers the proportion of base salary to cash bonus levels and believes that a significant portion of each executive’s total cash compensation should be at risk depending on whether the company achieves certain levels of performance. In addition, management recognizes the Compensation Committee’s view that equity awards should reflect each executive’s performance for the year and align the executive’s financial reward with stockholder return. After considering these factors, management may recommend to the Compensation Committee changes in the amount and type of each element of total compensation.

Management prepares information for each Compensation Committee meeting and works with the Committee Chairperson to establish meeting agendas. Materials are provided to the Compensation Committee members several days in advance of each meeting. The Compensation Committee considers, but is not bound by and does not always accept, management proposals. The Chief Executive Officer also participates in Compensation Committee meetings at the invitation of the Compensation Committee to provide:

•	Background information regarding the company’s strategic objectives;

•	Evaluations of the performance of senior executive officers; and

•	Compensation recommendations as to senior executive officers (other than the Chief Executive Officer).

What are the components of executive compensation?

The Compensation Committee considers three major elements of “direct” pay in the executive compensation program:

•	Base salary;

•	Annual incentive opportunities; and

•	Long-term incentives.

The Compensation Committee believes that offering the executive team a total compensation package with a significant pay-for-performance component helps achieve the company’s objective of creating value for its stockholders. Each of the three major elements in the executive compensation program is discussed in detail below, but in general, this means:

•	Base salaries are competitive with comparable public retail companies with respect to similar positions, to create an incentive for executives to join and remain with the company;

•

Annual incentive opportunities are based principally on the company’s overall corporate performance and the executive’s attainment of individual goals. This results in the company’s superior performers receiving greater compensatory rewards and lesser performers receiving lower compensatory rewards. We believe the structure of our annual incentive opportunities fosters a performance-driven culture; and

•

Long-term incentives, such as equity compensation awards, are structured to encourage our executive team to work toward long-term sustained growth and success from the perspective of owners of the company, to reward executives and other key employees for maximizing long-term stockholder value and to provide incentives to remain with the company.

The named executive officers also receive certain retirement and other benefits, as well as perquisites and other personal benefits as described below. We consider these perquisites, described below, in addition to the major elements of compensation, in determining if total compensation is reasonable.

Does the Compensation Committee compare the company’s compensation practices to those of other companies?

Yes, the compensation practices of other companies within the retail industry are relevant to establishing the company’s compensation programs and executive compensation for each year so that we can attract and retain qualified executive and managerial talent in a competitive marketplace.

The Compensation Committee strives to ensure that the company’s total compensation packages and executive compensation are aligned with market pay levels and practices. In order to achieve such goals, the Compensation Committee takes into account the relationships among base salary, short-term incentive compensation and long-term equity compensation at other companies considered to be comparable each year, collectively referred to as “comparable companies” or our “proxy peer group.”

Our proxy peer group was determined for fiscal 2011 by the Compensation Committee based on the following criteria, which reflects the company’s profile at the time it was selected:

1.	Company Classification in the Global Industry Classification Standard (GICS) in one of the following:

•	Home Furnishing Retail;

•	Apparel Retail; and

•	Department Stores;

2.	Revenues between $1 billion and $12 billion;

3.	Market capitalization greater than $1 billion; and

4.	More than 15,000 employees.

Based on these criteria, for fiscal 2011, our peer group consisted of 14 public companies: Abercrombie & Fitch, American Eagle Outfitters, Ann Taylor Stores, Barnes & Noble, Bed Bath & Beyond, Foot Locker, The Gap, Limited Brands, Men’s Wearhouse, Nordstrom, Pier 1 Imports, Ross Stores, Saks and Tiffany & Co. Gymboree, which is no longer a publicly traded company, was removed from our peer group.

The following table, which is based on publicly available information as of March 27, 2012 as provided by Cook & Co., provides a financial overview of the comparable companies to illustrate their revenues, income, and market capitalization as a group relative to the company. The Compensation Committee may review additional benchmarking surveys and proxy data providing summarized data levels of base salary, target annual cash incentives, and equity-based and other long-term incentives to assess market competitiveness of our compensation programs for our named executive officers.

	Annual Net Revenue (in millions)	Annual Net Income (in millions)	Market Capitalization (in millions) (as of 1/31/2012)
75th Percentile	$8,721	$677	$10,101
Average	$6,125	$363	$6,016
Median	$4,891	$215	$3,986
25th Percentile	$3,050	$105	$1,721
Williams-Sonoma, Inc.	$3,721	$237	$3,695

How are base salaries determined?

Base salaries are paid to provide executives and other employees with a minimum fixed level of cash compensation each year. The Compensation Committee believes that executive officers’ base salaries must be sufficiently competitive to attract and retain key executives, and believes targeting base salaries between the 50th and 75th percentiles among the proxy peer group is generally appropriate to meet these objectives. In determining executive base salaries, the Compensation Committee also considers overall company performance and performance relative to peer companies generally and the home furnishings industry specifically.

After a review of the base salaries of the named executive officers relative to proxy peer group and market survey data and each executive’s experience as well as past, current and anticipated contributions to the Company’s success, the Chief Executive Officer proposed changes to the base salaries of all of the named executive officers (other than the Chief Executive Officer), including for Ms. Stangl, who was not a named executive officer at that time, along with increases to the respective bonus targets for Mr. Connolly, Mr. Harvey, and Ms. Stangl. The Chief Executive Officer proposed these changes so that the base salaries and bonus targets of the named executive officers would bring the executives to at or above the 75th percentile for target total cash compensation compared to the company’s proxy peer group and relevant market data as described above. The Compensation Committee determined that targeting total cash compensation at the 75th percentile or higher for the named executive officers was appropriate.

The Compensation Committee reviewed and approved the following base salaries of the named executive officers for fiscal 2011 at the Compensation Committee meeting held on March 22, 2011:

Named Executive Officer	Fiscal 2010 Base Salary	Fiscal 2011 Base Salary
Laura J. Alber	$975,000	$1,200,000
Sharon L. McCollam	$850,000	$875,000
Patrick J. Connolly	$581,400	$625,000
Richard Harvey	$600,000	$675,000
Sandra Stangl	$575,000	$750,000

In fiscal 2012, consistent with an amendment to the Compensation Committee Charter in 2011, the base salary for our Chief Executive Officer will be determined by the independent members of the Board following receipt of a recommendation from the Compensation Committee.

Were annual incentive bonuses awarded to named executive officers for fiscal 2011?

Yes. Annual incentive bonuses were awarded to our named executive officers for fiscal 2011 under the company’s 2001 Incentive Bonus Plan (the “Bonus Plan”).

How are the parameters for annual incentive bonuses determined under the Bonus Plan?

Annual incentives are set based on a variety of factors tailored to assist the company in driving financial and operating performance as well as retention.

The company promotes superior performance by rewarding executive officers, including the named executive officers, for achieving specific performance objectives with an annual cash bonus paid through the Bonus Plan or, in some cases, through discretionary bonuses outside of the Bonus Plan. The company pays bonuses under the Bonus Plan when the company meets or exceeds specific objectives and goals established by the Compensation Committee.

The stockholder-approved Bonus Plan is intended to qualify annual incentives paid under the Bonus Plan as deductible performance-based compensation under Internal Revenue Code Section 162(m), which otherwise restricts our ability to deduct executive compensation in excess of $1,000,000 per executive per year. However, because of the fact-based nature of the performance-based compensation exception under Section 162(m) and the limited availability of binding guidance thereunder, we cannot guarantee that awards made under the Bonus Plan that are intended to qualify as performance-based compensation under Section 162(m) will in fact qualify. In accordance with Internal Revenue Code rules, the Bonus Plan payout criteria are specified by the Compensation Committee in the first quarter of each fiscal year. For fiscal 2011, the Bonus Plan limited the maximum payout to each executive to the lower of three times the executive’s base salary as of February 1, 2011, the first day of the performance period, or $3,000,000. The Compensation Committee has historically set target incentive levels (“target bonuses”) for each executive below this level.

Under the Bonus Plan, the Compensation Committee generally sets a primary, critical performance goal. If this goal is not met, no bonuses are payable under the Bonus Plan. If this performance goal is met, maximum bonuses become available under the Bonus Plan for each named executive officer. For fiscal 2011, the Compensation Committee established the primary performance goal for the Bonus Plan as positive net cash flow provided by operating activities (excluding any non-recurring charges) as provided on the company’s consolidated statements of cash flows, with adjustments to any evaluation to exclude (i) any extraordinary non-recurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the company’s annual report to stockholders for the applicable year, or (ii) the effect of any changes in accounting principles affecting the company’s or a business unit’s reported results. The Compensation Committee felt this goal was appropriate for the reasons discussed below. Although maximum bonuses would be available if this goal was met, the Compensation Committee uses its discretion to determine the actual amount, if any, to be paid to any named executive officer. See below for a discussion of if and how the Compensation Committee utilizes its discretion to determine actual bonus amounts.

Why is the company seeking to raise the limits under the stockholder-approved Bonus Plan?

For fiscal 2011, the maximum award under our Bonus Plan may not exceed the lesser of $3,000,000 or 300% of the recipient’s base salary as of the first day of the performance period. The Compensation Committee may grant discretionary amounts in excess of this limitation outside of our Bonus Plan. However, any such amounts would not be deductible to the Company. The purpose of the maximum award is to allow stockholders to guide the level of compensation the Company may award. The Compensation Committee has historically provided reduced awards from this allowable maximum to correlate the award to performance against business plan and individual performance. At the same time, the maximum award should provide the Compensation Committee with the necessary latitude to appropriately award for outstanding performance.

To provide the Compensation Committee the ability to make appropriate awards under the Bonus Plan and ensure market competitiveness in its compensation programs, we are asking our stockholders in Proposal 2 of this Proxy Statement to increase the overall limitation from $3,000,000 to $10,000,000. We are also asking our stockholders to eliminate the multiple of salary limitation under the Bonus Plan as only one of our proxy peers has a similar limitation in its plan. Finally, we are asking our stockholders to approve the material terms of the Bonus Plan in Proposal 2.

Why did the Compensation Committee choose positive net cash flow provided by operating activities as the primary performance goal under the Bonus Plan?

The Compensation Committee chose positive net cash flow provided by operating activities as the primary performance goal for fiscal 2011 because it believed that maintaining positive net cash flow was critical to the success of the company in fiscal 2011. The achievability of the goal was deemed substantially uncertain for purposes of Internal Revenue Code Section 162(m). When the positive net cash flow objective for fiscal 2011 was first established, it was thought to be reasonably attainable, but not certain, based upon the company’s net cash flow history and expected levels of net cash flow.

Did the company achieve positive net cash flow provided by operating activities for fiscal 2011?

Yes, for fiscal 2011, the company achieved positive net cash flow provided by operating activities as described above. Since this primary, critical performance goal was achieved, maximum bonuses became available under the Bonus Plan for fiscal 2011 for each named executive officer. As described below, the Compensation Committee used discretion to decrease bonuses actually awarded under the Bonus Plan to below the maximum available levels for all named executive officers.

How does the Compensation Committee decide if and how to make bonus awards less than the maximum allowed under the Bonus Plan?

If the primary performance goal is achieved, as it was in fiscal 2011, then the Compensation Committee decides if (and how) to reduce bonuses from the maximum available under the Bonus Plan. In doing so, the Compensation Committee evaluates company performance against the business plan that was approved by the Board prior to the first fiscal quarter and individual performance. The Compensation Committee also establishes secondary performance goals to assist in determining bonus awards, which, if achieved at target levels, are expected to result in payment of target bonuses, although the Compensation Committee may also take other factors into consideration in determining appropriate bonus amounts. The Compensation Committee expected to pay bonuses under the Bonus Plan at target levels if the secondary goal was fully met. For fiscal 2011, this secondary goal was an earnings per share target of $2.19 and a maximum funding at earnings per share of $2.47 (excluding store impairments and other extraordinary non-recurring charges, and including any amounts payable to covered employees under the Bonus Plan). This secondary goal was achieved for fiscal 2011, as the company achieved earnings per share of $2.24 (excluding store impairments and other extraordinary non-recurring charges, and including any amounts payable to covered employees under the Bonus Plan) for fiscal 2011. The Compensation Committee may deviate from the guidelines, but may not award bonus payouts under the Bonus Plan above the maximum payout amounts that become available as a result of the achievement of the primary performance goal.

Individual performance also is taken into account in determining appropriate bonus awards. Individual performance is assessed by the Chief Executive Officer (for positions other than her own) and takes into account achievement of individual goals and objectives. Achievement of objectives that increase stockholder return or that are determined by the Chief Executive Officer (for positions other than her own) to significantly impact future stockholder return are significant factors in the Chief Executive Officer’s individual performance assessment. The Chief Executive Officer recommended bonus awards based on her assessment of the results achieved by each individual.

The Compensation Committee believes that achieving individual goals and objectives is important to the overall success of the company and will adjust bonuses paid to reflect performance in these areas. For example, if the company or an executive officer fails to fully meet some or all of the company or individual objectives, the executive’s award may be significantly reduced or even eliminated. Conversely, if the objectives are overachieved, awards may be subject to less or no reduction from the maximum available awards.

In determining final bonus amounts, if any, the Compensation Committee verifies the company’s actual performance for each performance period, reviews management’s recommendation for the resulting aggregate bonus awards and approves an aggregate award amount. The Compensation Committee also reviews and approves the individual bonuses payable, if any, to each of the company’s named executive officers under the Bonus Plan. The Compensation Committee decides the bonus amount, if any, for the Chief Executive Officer in an executive session in which the Chief Executive Officer is not present.

Why did the Compensation Committee choose earnings per share as the secondary performance goal under the Bonus Plan?

The Compensation Committee chose earnings per share as the secondary performance goal for fiscal 2011 because it believes that earnings per share is a significant measure of performance and is the measure most closely aligned to long-term stockholder value.

What were the target bonus amounts established for fiscal 2011?

At its March 22, 2011 meeting, the Compensation Committee established the incentive targets under the Bonus Plan for each named executive officer for fiscal 2011. The target bonuses under the Bonus Plan were set after reviewing the responsibilities of the named executive officers, the bonus targets set by our comparable companies, the current combinations of pay elements for each named executive officer and whether such combinations were appropriate to provide incentives for achieving desired results for the company.

The adjustments in Ms. Alber’s base salary and target bonus level (together, “target total cash compensation”) followed an assessment by the Compensation Committee of our proxy peer group data for chief executive officers. The adjustments result in target total cash compensation for Ms. Alber between the 50th and 75th percentile. For the remaining named executive officers, the increases in base salaries as well as increases in the target bonus levels result in target total cash compensation for fiscal 2011 at or above the 75th percentile compared to the company’s proxy peer group and relevant market data as described above. The Compensation Committee believes that delivering a greater percentage of total cash compensation through incentive compensation reinforces the company’s pay-for-performance philosophy and aligns executive pay with stockholder interests by limiting the growth of fixed base salaries and increasing incentive pay.

The target bonuses under the Bonus Plan for fiscal 2010 and 2011 are listed below for each named executive officer:

Named Executive Officer	Fiscal 2010 Target Bonus (as a Percentage of Base Salary)	Fiscal 2011 Target Bonus (as a Percentage of Base Salary)
Laura J. Alber	150%	150%
Sharon L. McCollam	125%	125%
Patrick J. Connolly	75%	100%
Richard Harvey	75%	100%
Sandra Stangl	75%	100%

What were the results for fiscal 2011 under the Bonus Plan?

Under the stockholder-approved Bonus Plan, no amounts were payable for fiscal 2011 unless the primary performance goal was achieved. As mentioned above, during fiscal 2011, the Company did achieve the primary performance goal of positive net cash flow provided by operating activities, which resulted in a maximum bonus payable to the named executive officers under the Bonus Plan in amounts up to three times each executive’s base salary as of the beginning of the fiscal year subject to the Compensation Committee’s discretion.

In making its decision regarding bonuses, the Compensation Committee evaluated company performance and the individual performance of the named executive officers. The Chief Executive Officer made recommendations to the Compensation Committee based on her subjective assessment of each executive’s performance relative to their roles and areas of responsibility. In fiscal 2011, achievement of the secondary performance goal of earnings per share was set at $2.19 per share. Actual performance for fiscal 2011 was $2.24 per share (excluding store impairments and other extraordinary non-recurring charges, and including any amounts payable to covered employees under the Bonus Plan). The Compensation Committee discussed the Chief Executive Officer’s recommendations at the meeting and concurred that the results for fiscal 2011 were better than expected and the named executive officers performed well, noting that performance results varied significantly. Therefore, the Compensation Committee accepted the recommendation and awarded the named executive officers bonuses as described below. The Compensation Committee, in recognition of Ms. Alber’s individual performance and overall company performance, awarded her the payout amount described below. The actual fiscal 2011 bonus amounts awarded to the named executive officers under the Bonus Plan were:

Named Executive Officer	Fiscal 2011 Bonus Amount	Fiscal 2011 Bonus (as a Percentage of Base Salary)
Laura J. Alber	$2,600,000	217%
Sharon L. McCollam	—	—
Patrick J. Connolly	$700,000	112%
Richard Harvey	$270,000	40%
Sandra Stangl	$1,200,000	160%

How is long-term incentive compensation determined in general?

The third primary component of the company’s executive compensation program consists of long-term equity compensation awards. The Compensation Committee continues to believe that equity compensation awards are important for motivating executive officers and other employees to increase stockholder value over the long term.

The equity awards granted to named executive officers are designed to deliver target total direct compensation (base salary, target bonus and equity awards) that is competitive with that offered by comparable companies for each named executive officer’s job level, e.g., between the 50th and 75th percentile of our company’s proxy peer group and relevant market data as described above, to reflect the Chief Executive Officer and Compensation Committee’s assessment of such executive’s ongoing contributions to the company, to create an incentive for such executives to remain with the company, and to provide a long-term incentive to help the company achieve its financial and strategic objectives, with the exception of Mr. Connolly. Mr. Connolly’s target total direct compensation (base salary, target bonus and equity awards) is over the 75th percentile because of the importance of his role and performance to the company.

Historically, the Compensation Committee has granted restricted stock units and stock-settled stock appreciation rights to its named executive officers. The Compensation Committee believes restricted stock units are effective for retention and also result in less dilution than options and stock-settled stock appreciation rights. At the same time, the Compensation Committee believes that stock-settled stock appreciation rights provide valuable incentives to increase stockholder value.

In determining the type and number of equity awards granted to an individual executive, the Compensation Committee considered such factors as:

•	The individual’s performance and contribution to the profitability of the company;

•	The type and number of awards previously granted to an individual;

•	An individual’s outstanding awards;

•	The vesting schedule of the individual’s outstanding awards;

•	The relative value of awards offered by comparable companies to executives in comparable positions to fairly benchmark awards of different sizes and type;

•	Internal equity between positions within the company;

•	The appropriate mix between long-term incentive awards and other types of compensation, such as base salary and bonus; and

•	Additional factors, including succession planning and retention of the company’s high-level potential executives.

The Compensation Committee believes that each of these factors influences the type and number of shares appropriate for each individual and that no one factor is determinative.

In determining the level of restricted stock unit and stock-settled stock appreciation right grants for named executive officers other than the Chief Executive Officer, the Compensation Committee took into account the Chief Executive Officer’s assessment of the performance of the company and the adequacy of compensation levels of named executive officers. In determining the level of restricted stock unit and stock-settled stock appreciation right grants for the Chief Executive Officer, in 2011 the Compensation Committee took into account the performance of the company and the assessment of the independent members of the Board of Directors concerning the performance of the Chief Executive Officer.

What equity grants were made in fiscal 2011?

At its March 2011 meeting, the Compensation Committee approved equity grants to the named executive officers consisting of restricted stock units and stock-settled stock appreciation rights. In determining the number and type of equity grants to be made to the named executive officers, the Compensation Committee considered both the retention value of granting restricted stock units that provide named executive officers with immediate value because they have no purchase price (but are subject to vesting) and the benefits to our stockholders of granting stock-settled stock appreciation rights with value that is tied to sustained long-term stock price performance. Generally, the Compensation Committee continued to target a range between the 50th and 75th percentile of target total direct compensation of our peer group.

The equity grants approved at the March 2011 meeting are as follows:

Named Executive Officer	Number of Restricted Stock Units	Number of Stock- Settled Stock Appreciation Rights
Laura J. Alber	67,010	186,185
Sharon L. McCollam	21,320	59,240
Patrick J. Connolly	15,230	42,315
Richard Harvey	16,450	45,700
Sandra Stangl	18,275	50,780

50% of the restricted stock units granted to the named executive officers vest on the second anniversary of the award’s grant date and the remaining 50% of the restricted stock units vest on the fourth anniversary of the award’s grant date subject to the company achieving positive net cash flow provided by operating activities in fiscal 2011 (excluding any non-recurring charges) as provided on our consolidated statements of cash flows, with adjustments to any evaluation of performance to exclude (i) any extraordinary non-recurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the company’s annual report to stockholders for the applicable year, or (ii) the effect of any changes in accounting principles affecting the company’s or a business unit’s reported results and subject to the named executive officer’s continued service to the company through such date. The stock-settled stock appreciation rights granted to the named executive officers vest in equal annual installments over the four-year period from the date of grant, subject to the named executive officer’s continued service with the company.

When are equity awards made to named executive officers?

In general, equity awards to named executive officers are approved at scheduled Compensation Committee meetings. Executives do not have any role in selecting the grant date of equity awards. The grant date of equity awards may be a date set in advance by the Compensation Committee or the date of the Compensation Committee’s approval. The exercise price of stock options or stock-settled stock appreciation rights is always the closing price of the company’s common stock on the trading day prior to the grant date.

In general, equity awards to named executive officers are made during the Compensation Committee’s March meeting in which the Compensation Committee reviews company performance over the past fiscal year and determines base salaries and bonuses for named executive officers. The Compensation Committee also makes equity awards at other times during the year in connection with promotions, assumptions of additional responsibilities and other considerations, such as special retention or incentive concerns. Grants made by the Incentive Award Committee are made in the first week of each open trading window on an as-needed basis. The Compensation Committee does not time equity grants to take advantage of anticipated or actual changes in the price of our common stock prior to or following the release of material information regarding the company.

Does the company have a stock ownership policy for its executive officers?

Yes, beginning in fiscal 2011, the Compensation Committee approved an Executive Share Ownership Policy for all executives at the level of Executive Vice President and above and all executives who are required to file reports with the U.S Securities & Exchange Commission, or SEC, under Section 16(a) of the Securities Exchange Act of 1934. The Compensation Committee believes that an Executive Share Ownership Policy supports the company’s objective of creating value for its stockholders by aligning the executives’ interests directly with those of the company’s stockholders.

Under the Share Ownership Policy, the Chief Executive Officer is expected to accumulate and hold a number of shares of the Company’s common stock equal to that number of shares with a value equal to three times annual base salary and to maintain this minimum amount of stock ownership throughout employment. The company’s other executives are expected to accumulate and hold a number of shares of the company’s common stock equal to that number of shares with a value equal to one times annual base salary and to maintain this minimum amount of stock ownership throughout employment.

The following equity holdings qualify toward satisfaction of the guidelines listed above: shares directly owned by the executive or his or her immediate family members; shares held in trust, limited partnerships, or similar entities for the benefit of the executive or his or her immediate family members; and shares held in Williams-Sonoma’s qualified and non-qualified retirement plans, including shares held in the Williams-Sonoma, Inc. 401(k) Plan. Unexercised stock appreciation rights, unexercised stock options and unvested restricted stock units or other full-value awards do not count towards satisfying the guidelines listed above.

Executives covered under the Share Ownership Policy will be required to retain an amount equal to 50% of the net after-tax shares received as a result of the vesting of restricted stock units until the applicable guideline has been achieved.

Does the company have a policy regarding recovery of past awards or payments in the event of a financial restatement?

Although we do not currently have a formal policy regarding recovery of past awards or payments in the event of a financial restatement, we support the review of performance-based compensation following a restatement that impacts the achievement of performance targets relating to that compensation, followed by appropriate action. These actions may include recoupment of cash or other incentives, as well as employment actions including termination. Further, we will implement any recovery policies required by applicable law, including anticipated SEC rulemaking under the Dodd-Frank Act.

How is the Chief Executive Officer compensated?

Ms. Alber’s fiscal 2011 compensation package was based on:

•	A review of the compensation paid to chief executive officers of companies in the peer group (based on the process described above);

•	Company performance;

•	Individual performance; and

•	Our general compensation philosophy as described above.

In executive session at its meeting in March, 2011, without the Chief Executive Officer present, the Compensation Committee reviewed Ms. Alber’s base salary. After a discussion of Ms. Alber’s individual performance and company performance and a review of her total compensation and that of other Chief Executive Officers in our proxy peer group, the Compensation Committee adjusted her 2011 target total cash compensation to fall slightly below the 75th percentile of our proxy peer group. Ms. Alber’s actual bonus payouts for fiscal 2011 are discussed above.

Are there any other benefits considerations?

In fiscal 2011, the Compensation Committee authorized and approved the reimbursement of expenses for financial counseling services of up to $12,000 annually for each of Sandra Stangl, President, Pottery Barn, and Richard Harvey, President, Williams-Sonoma. The financial counseling services may include services related to financial planning, tax planning and preparation, and estate planning.

The Compensation Committee believes it is in the Company’s best interest to provide senior executives with financial counseling services as an effective executive retention tool. These executives have complex financial planning requirements that require significant time and attention. The Committee believes that providing Company-subsidized financial services will give the executive appropriate support to plan for his or her financial security and maximize the net financial reward to the executive from the Company’s compensation and benefits programs. In addition, reducing the amount of time and attention the executive may spend on these matters should enable the executive to devote more time to the Company’s business needs.

Do the named executive officers have change of control arrangements?

On May 25, 2010, the company approved a Management Retention Agreement with each of Patrick Connolly, Richard Harvey and Sandra Stangl. As noted in the section titled “Employment Contracts and Termination of Employment and Change-of-Control Arrangements” beginning on page 31, if within 18 months following the change of control the employment of any of these executives is terminated without cause or the executive voluntarily terminates his or her employment for good reason, the executive will be entitled to certain severance benefits. On June 11, 2010, the company entered into a Management Retention Agreement with each of Ms. Alber and Ms. McCollam. Ms. McCollam retired from her executive officer positions effective March 6, 2012 and is no longer covered by her Management Retention Agreement. As noted in the section titled “Employment Contracts and Termination of Employment and Change-of-Control Arrangements” beginning on page 31, if within 18 months following the change of control Ms. Alber is terminated without cause or voluntarily terminates her employment for good reason, she will be entitled to certain severance benefits.

The Compensation Committee approved the Management Retention Agreements that were entered into with the named executive officers so that it can mitigate the risk of not being able to retain our named executive officers notwithstanding the possibility of an acquisition of the company. The Compensation Committee believes these arrangements are necessary to ensure that each named executive officer is focused on the company’s goals and objectives, as well as the best interests of our stockholders, rather than potential personal economic exposure under these particular circumstances. Additionally, the Compensation Committee believes that these agreements will provide a smooth transition should the company undergo such an event.

When deciding on the terms of the Management Retention Agreements, the Compensation Committee consulted with Cook & Co., who provided various suggestions regarding the potential terms of a Management Retention Agreement based on competitive market data from our proxy peer group. In considering these potential terms, the Compensation Committee’s objectives were to: (1) assure we would have the continued dedication and objectivity of our named executive officers, notwithstanding the possibility of a change of control of the company, thereby aligning the interests of the named executive officers with those of the stockholders in connection with potentially advantageous offers to acquire the company; and (2) create a total executive compensation plan that is competitive with our proxy peer group.

None of the executive officers is provided with any type of golden parachute excise tax gross-up. In addition, our equity compensation plans do not provide for automatic “single trigger” vesting acceleration upon or following a change of control. We have considered the total potential cost of the change of control protection afforded to our executive officers and have determined that it is reasonable given the importance of the objectives described above.

Do our executive officers have severance protection?

As described in the section titled “Employment Contracts and Termination of Employment and Change-of-Control Arrangements” beginning on page 31, as of the last day of the Company’s 2011 fiscal year, the Company had entered into severance arrangements with Ms. Alber and Ms. McCollam providing for certain severance benefits upon the applicable executive’s termination without cause or voluntary termination for good reason. The Compensation Committee implemented these arrangements to ensure that these two senior executive focus on the company’s goals and objectives, as well as the best interests of stockholders, rather than potential personal economic exposure under these particular circumstances. In connection with Ms. McCollam’s retirement effective March 6, 2012, we entered into a Separation Agreement and General Release with Ms. McCollam under which she is entitled to receive these severance benefits, a cash payment of $1,300,000 in satisfaction of her annual bonus, and accelerated vesting of 131,060 stock-settled stock appreciation rights scheduled to vest during March, April and November of 2012, and 17,579 restricted stock units scheduled to vest in May 2012 in exchange for a general release of claims in favor of the Company.

Grants of stock-settled stock appreciation rights and restricted stock units made in fiscal 2011 to company employees, including its named executive officers, include an acceleration feature which provides for the full acceleration of vesting of such awards in the event of a qualifying retirement, which is defined as leaving the company’s employment at age 70 or later, with at least fifteen years of service.

Otherwise, except as described above, the named executive officers do not have arrangements that provide them with specific benefits upon their termination. The Compensation Committee has considered the total potential cost of the severance benefits to the executive officers and determined them to be reasonable.

Do we provide perquisites to the executive officers?

The company provides executive officers, including the named executive officers, with perquisites and other personal benefits that the company and the Compensation Committee believe are reasonable and enable the company to attract and retain superior employees for key positions. The company provides certain perquisites to its named executive officers, including premiums for term life insurance in excess of $50,000, a matching contribution for investments in our 401(k) plan and a $500 monthly car allowance. Some of these perquisites are also provided to other employees. The value of all of these benefits to each of the named executive officers is detailed in the “Other Annual Compensation from Summary Compensation” table on page 27. The Compensation Committee believes these perquisites to be customary for comparable professionals in our industry with comparable management and retail industry experience. There are no tax gross-ups to named executive officers on any imputed income relating to any non-business related benefits or perquisites.

The named executive officers who contribute to our 401(k) plan received matching contributions from the company. In fiscal 2011, these matching contributions were limited to $7,350 for the named executive officers and for all participating employees earning over $245,000.

The company suspended deferrals into the nonqualified deferred compensation plan for all associates beginning in January 2010 and will continue to evaluate the benefit program in the future to ensure that it is providing the best value to associates and the company.

As noted earlier, Ms. Stangl and Mr. Harvey receive reimbursement of up to $12,000 per year for financial counseling expenses.

Does the Compensation Committee evaluate the risk of our compensation programs?

In 2011, the Compensation Committee retained Cook & Co to evaluate the risk inherent in the Company’s executive and non-executive programs. Accordingly, Cook & Co. evaluated the Company’s executive and non-executive programs and provided a report to the Compensation Committee. The report concluded that, among other things:

•	The company’s executive compensation program is designed to encourage behaviors aligned with the long-term interests of shareholders;

•

There is appropriate balance in short-term versus long-term pay, cash and equity, recognition of corporate versus business unit performance, financial and non-financial goals, formulas and discretion, etc.; and

•	Policies are in place and being implemented to mitigate compensation risk such as stock ownership guidelines, insider-trading prohibitions, and independent Compensation Committee oversight.

How does the Compensation Committee address Internal Revenue Code Section 162(m)?

Under Section 162(m) of the Internal Revenue Code of 1986, as amended, and regulations adopted under it by the Internal Revenue Service, publicly held companies may be precluded from deducting certain compensation paid to certain executive officers in excess of $1,000,000 in a year. The regulations exclude from this limit various forms of performance-based compensation, stock-settled stock appreciation rights and stock options, provided certain requirements, such as stockholder approval, are satisfied. The company believes that awards granted under the company’s equity incentive plans qualify as performance-based compensation and can therefore be excluded from the $1,000,000 limit, with the exception of restricted stock units that vest solely based on continued service. The company believes that bonuses awarded to date under the Bonus Plan also qualify as performance-based compensation and are excluded from calculating the limit. Bonuses awarded outside of the Bonus Plan, do not qualify as performance-based compensation for purposes of Section 162(m) and therefore count toward the $1,000,000 limit. While the Compensation Committee cannot predict how the deductibility limit may impact its compensation program in future years, the Compensation Committee intends to maintain an approach to executive compensation that links pay to performance. We are asking our stockholders to approve certain amendments to and the material terms of our Bonus Plan in Proposal 2 of this annual proxy statement.

COMMITTEE REPORTS

The sections indicated below by an asterisk (*) shall not be deemed to be (i) “soliciting material,” (ii) “filed” with the SEC, (iii) subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended, or (iv) subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference into any of our other filings under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except to the extent we specifically incorporate them by reference into such filing.

Compensation Committee Report

Who serves on the Compensation Committee?

During fiscal 2011, the Compensation Committee consisted of Adrian D.P. Bellamy, Anthony A. Greener, Ted W. Hall and, until May 24, 2011, Richard T. Robertson. Mr. Bellamy serves as Chairman of the Compensation Committee. The Board for fiscal 2011 determined that each member of the Compensation Committee was independent under the NYSE rules as currently in effect, was an outside director as such term is defined with respect to Section 162(m) of the Internal Revenue Code and was a non-employee director under Section 16(b) of the Securities Exchange Act of 1934. None of the committee members has ever served as an officer of the company.

Who prepared this Compensation Committee Report?

Members of the Compensation Committee, Adrian D.P. Bellamy, Anthony A. Greener and Ted W. Hall, prepared the Compensation Committee Report after reviewing the Compensation Discussion and Analysis, which was prepared by management and is a management report.

The Compensation Committee hereby reports as follows:*

The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the company’s Annual Report on Form 10-K for fiscal 2011.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Adrian D.P. Bellamy

Anthony A. Greener

Ted W. Hall

Nominations and Corporate Governance Committee Report

Who serves on the Nominations and Corporate Governance Committee?

During fiscal 2011, the Nominations and Corporate Governance Committee consisted of Michael R. Lynch, Adrian D.P. Bellamy, Anthony A. Greener and, until May 24, 2011, David B. Zenoff. Mr. Lynch serves as Chairman of the Nominations and Corporate Governance Committee. The Board has determined that each current member of the Nominations and Corporate Governance Committee is independent under the NYSE rules, as currently in effect. Each current member of the Nominations and Corporate Governance Committee is a non-employee director.

What is the role of the Nominations and Corporate Governance Committee?

Our role is detailed in the Nominations and Corporate Governance Committee Charter, which was amended and restated by the Board on November 9, 2011. The Nominations and Corporate Governance Committee Charter is available on the company’s website at www.williams-sonomainc.com and is attached to this Proxy Statement as Exhibit C. The Nominations and Corporate Governance Committee Charter is also available in print to any stockholder who requests it. Specifically, we:

•

Periodically review and recommend to the Board suitable revisions to the corporate governance guidelines applicable to the company and the categorical standards of independence applicable to the company’s outside directors;

•

Annually consider and review with the Board criteria for selecting new director candidates, identify individuals qualified to become Board members and periodically assist in screening and evaluating director candidates;

•	Consider director nominations from stockholders;

•	Review, make recommendations to the Board regarding, and approve, as appropriate, the compensation policy for non-employee directors of the company;

•

Consider the resignation offer of any nominee for director who is not elected and recommend to the Board the action we deem appropriate to be taken with respect to each such offered resignation in accordance with the company’s majority voting bylaw and resignation policy; and

•	Annually evaluate the performance of the company’s Chief Executive Officer and oversee the evaluation of the performance of the company’s management and the Board.

Does the Nominations and Corporate Governance Committee have a policy with regard to the consideration of director candidates recommended by stockholders?

We adopted a Stockholder Recommendations Policy on March 16, 2004. It is our policy to consider recommendations for candidates to the Board from stockholders holding no fewer than 500 shares of the company’s common stock continuously for at least six months prior to the date of the submission of the recommendation.

What are the procedures to be followed by stockholders in submitting recommendations of director candidates to the Nominations and Corporate Governance Committee?

The Nominations and Corporate Governance Committee will consider suggestions from stockholders regarding possible director candidates for election at next year’s Annual Meeting. A stockholder that desires to recommend a candidate for election to the Board shall direct the recommendation in writing to Williams-Sonoma, Inc., Attention: Corporate Secretary, 3250 Van Ness Avenue, San Francisco, California 94109. The recommendation must include: (i) the candidate’s name, home and business contact information; (ii) detailed biographical data and qualifications of the candidate; (iii) information regarding any relationships between the candidate and the company within the last three years; (iv) evidence of the recommending person’s ownership of company common stock; (v) a statement from the recommending stockholder in support of the candidate; and (vi) a written indication by the candidate of his or her willingness to serve if elected. A stockholder that desires to recommend a person directly for election to the Board at the company’s Annual Meeting must also meet the deadlines and other requirements set forth in Rule 14a-8 of the Securities Exchange Act of 1934 and the company’s Restated Bylaws, each of which are described in the “Stockholder Proposals” section of this Proxy Statement.

Each director nominated in this Proxy Statement was recommended for election to the Board by the Nominations and Corporate Governance Committee. The Board did not receive any notice of a director nominee recommendation from any stockholder in connection with this Proxy Statement.

What are the criteria and process of the Nominations and Corporate Governance Committee for identifying and evaluating nominees for the Board?

Our criteria and process for evaluating and identifying the candidates that we select, or recommend to the Board for selection, as director nominees are as follows:

•	We regularly review the current composition and size of the Board;

•	We evaluate the performance of the Board as a whole and evaluate the performance and qualifications of individual members of the Board eligible for re-election at the Annual Meeting;

•

We review the qualifications of any candidates who have been properly recommended by stockholders, as well as those candidates who have been identified by management, individual members of the Board or, if we deem appropriate, a search firm. Such review may, in our discretion, include a review solely of information provided to us or also may include discussions with persons familiar with the candidate, an interview with the candidate or other actions that we deem appropriate;

•

In evaluating the qualifications of candidates for the Board, we consider many factors, including issues of character, judgment, independence, financial expertise, industry experience, range of experience, other commitments and the like. We value diversity, but do not assign any particular weight or priority to any particular factor. We consider each individual candidate in the context of the current perceived needs of the Board as a whole. While we have not established specific minimum qualifications for director candidates, we believe that candidates and nominees must be suitable for a Board that is comprised of directors (i) a majority of whom are independent; (ii) who are of high integrity; (iii) who have qualifications that will increase the overall effectiveness of the Board; and (iv) who meet the requirements of all applicable rules, such as financial literacy or financial expertise with respect to Audit and Finance Committee members;

•

In evaluating and identifying candidates, we have the sole authority to retain and terminate any third party search firm that is used to identify director candidates and the sole authority to approve the fees and retention terms of any search firm;

•	After such review and consideration, we recommend to the Board the slate of director nominees; and

•	We endeavor to notify, or cause to be notified, all director candidates of the decision as to whether to nominate such individual for election to the Board.

There are no differences in the manner in which the Nominations and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder, management or a search firm.

Does the Nominations and Corporate Governance Committee assist the Board in fulfilling its oversight responsibilities in certain areas of risk?

Yes. The Nominations and Corporate Governance Committee assists the Board with its oversight of risks associated with Board organization, Board independence, succession planning, and corporate governance.

How did we perform our responsibilities in fiscal 2011?

The Nominations and Corporate Governance Committee held a total of five meetings during fiscal 2011, and we took the following actions, among other things:

•	Evaluated the current composition of the Board, and considered desired skill sets, qualities and experience for potential future Board members, as well as potential candidates;

•	Engaged Spencer Stuart, a third party search firm, to identify qualified director candidates to further increase the diversity and independence of the Board;

•	Evaluated the composition of, and recommended assignments for, the committees of the Board;

•	Considered and recommended to the Board the submission to stockholders of the director nominees described in the company’s 2011 Proxy Statement;

•	Reviewed and evaluated the performance of the company’s Chief Executive Officer; and

•	Reviewed and updated the company’s Corporate Governance Guidelines.

Who prepared this report?

Members of the Nominations and Corporate Governance Committee, namely Michael R. Lynch, Adrian D.P. Bellamy, and Anthony A. Greener prepared this report.

Audit and Finance Committee Report

Who serves on the Audit and Finance Committee?

During fiscal 2011, the Audit and Finance Committee consisted of Adrian T. Dillon, Ted W. Hall, Michael R. Lynch and, until May 24, 2011, Richard T. Robertson. The Board has determined that Mr. Dillon, who served as Chairman of the Audit and Finance Committee during fiscal 2011, is a “financial expert” under the SEC rules. The Board has determined that each member of the Audit and Finance Committee is independent under the NYSE rules, as currently in effect, and Rule 10A-3 of the Securities Exchange Act of 1934, as amended. The Board has also determined that each Audit and Finance Committee member is “financially literate,” as described in the NYSE rules.

What is the role of the Audit and Finance Committee?

Our role is detailed in the Audit and Finance Committee Charter, which was amended and restated by the Board on November 9, 2011. The Audit and Finance Committee Charter is available on the company’s website at www.williams-sonomainc.com and is attached to this Proxy Statement as Exhibit D. The Audit and Finance Committee Charter is also available in print to any stockholder who requests it. Specifically, we:

•

Oversee the integrity of the company’s financial statements; the qualifications, independence, performance, retention and compensation of the company’s independent registered public accounting firm; the performance of the company’s internal audit function; and compliance by the company with legal and regulatory requirements;

•	Prepare the report that the SEC rules require to be included in the company’s annual proxy statement; and

•	Oversee the financial impact of selected strategic initiatives of the company and review selected financing, dividend and stock repurchase policies and plans.

How do we meet our responsibilities?

We perform the following functions:

•	Monitor the integrity of the company’s financial reports, earnings, sales and guidance press releases, and other company financial information;

•

Appoint and/or replace the independent registered public accounting firm, pre-approve all audit and non-audit services of the independent registered public accounting firm, and assess its qualifications and independence;

•	Review the performance of the company’s internal audit function, the company’s auditing, accounting and financial reporting procedures, and the company’s independent registered public accounting firm;

•	Monitor the company’s compliance with legal and regulatory requirements;

•	Monitor the company’s system of internal controls and internal control over financial reporting;

•	Retain independent legal, accounting or other advisors when necessary and appropriate;

•	Review the financial impact on the company of selected strategic initiatives and selected financing plans, and develop and recommend policies related to dividend and stock repurchase programs; and

•

Review with management the company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the company’s risk assessment and risk management policies.

How did we perform our responsibilities in fiscal 2011?

The Audit and Finance Committee held a total of twelve meetings during fiscal 2011, and we took the following actions, among other things:

•

Reviewed and discussed the company’s audited financial statements for fiscal 2010 and unaudited quarterly condensed consolidated financial statements for fiscal 2011 with management and Deloitte & Touche LLP, or Deloitte;

•	Reviewed, discussed with management and approved the company’s periodic filings on Forms 10-K and 10-Q;

•	Reviewed, discussed with management and approved all company earnings, sales and guidance press releases;

•	Reviewed and discussed the company’s internal control over financial reporting with management and Deloitte;

•	Reviewed and discussed with the company’s internal audit department the company’s internal audit plans, the significant internal audit reports issued to management and management’s responses;

•	Reviewed and approved an amendment of the company’s Policy for Reporting Accounting and Securities Laws Concerns;

•	Met with Deloitte, with and without management present, to discuss the overall quality of the internal and external audit process and the financial reporting process; and

•

Discussed with Deloitte its independence from the company based on the following: (i) our confirmation that no member of Deloitte’s current or former audit team is or has been employed by the company in a financial reporting oversight role; (ii) our review of audit and non-audit fees; and (iii) the written communications from Deloitte as required by PCAOB requirements.

What other matters did we discuss with Deloitte?

During fiscal 2011, we discussed the following other matters, among other things, with Deloitte:

•	Deloitte’s responsibilities in connection with the audit of the company’s financial statements and matters relating to Deloitte’s independence;

•	Deloitte’s annual letter describing its internal quality control procedures;

•	The company’s internal control over financial reporting;

•	Any significant issues arising during the audit and any other matters relating to the conduct of the audit of the company’s financial statements; and

•

Matters required to be discussed pursuant to relevant PCAOB and SEC requirements, including the quality of the company’s accounting principles, the soundness of significant judgments and the clarity of disclosures in the company’s financial statements.

Did we review the fees billed by Deloitte for fiscal 2011?

Yes. We reviewed and discussed the fees billed by Deloitte for services in fiscal 2011, which are described in detail below. We determined that the provision of non-audit services was compatible with Deloitte’s independence.

Did we review the company’s audited financial statements for fiscal 2011?

Yes. We reviewed and discussed the company’s audited financial statements for fiscal 2011 with management and Deloitte, and based on this review, we recommended to the Board that the company’s audited financial statements be included in the company’s Annual Report on Form 10-K for fiscal 2011 for filing with the SEC.

Who prepared this report?

Members of the Audit and Finance Committee, Adrian T. Dillon, Ted W. Hall and Michael R. Lynch, prepared this report.

The Audit and Finance Committee hereby reports as follows:*

(1) The Audit and Finance Committee has reviewed and discussed the company’s audited financial statements with management and Deloitte;

(2) The Audit and Finance Committee has discussed with Deloitte the matters required by AICPA, Professional Standards, Vo. 1. AU section 380, as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T;

(3) The Audit and Finance Committee has received the written disclosures and the letter from Deloitte required by the applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit and Finance Committee concerning independence and has discussed with Deloitte its independence; and

Based on the review and discussions referred to in items (1) through (3) above, the Audit and Finance Committee recommended to the Board that the audited financial statements be included in the company’s Annual Report on Form 10-K for fiscal 2011 for filing with the SEC.

AUDIT AND FINANCE COMMITTEE OF THE BOARD OF DIRECTORS

Adrian T. Dillon

Ted W. Hall

Michael R. Lynch

AUDIT AND RELATED FEES

During fiscal 2011 and 2010, Deloitte did not perform any prohibited non-audit services for us.

Audit Fees

Deloitte billed approximately $1,335,000 for fiscal 2011 and $1,152,000 for fiscal 2010 for professional services to audit our consolidated financial statements included in our Annual Report on Form 10-K and to review our condensed consolidated financial statements included in our quarterly reports on Form 10-Q. Fees for audit services billed also consisted of fees for the assessment of the company’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees

Deloitte billed approximately $84,000 for fiscal 2011 and $76,000 for fiscal 2010 for audit-related services. Audit-related services included: (i) the audit of our 401(k) plan; (ii) the audit of the statutory report in Puerto Rico; and (iii) the review of our Forms S-8.

Tax Fees

Deloitte billed a total of approximately $117,000 for fiscal 2011 and $105,000 for fiscal 2010 for tax services. Tax services included approximately: (i) $67,000 for fiscal 2011 and $64,000 for fiscal 2010 for tax compliance services, which included consultation for the preparation of our federal, state and local tax returns; and (ii) $50,000 for fiscal 2011 and $41,000 for fiscal 2010 for tax consulting services.

All Other Fees

Deloitte billed a total of approximately $72,000 for fiscal 2011 and $2,000 for fiscal 2010 for all other fees. All other fees consisted of acquisition consulting fees, sustainability consulting fees, human resource integration fees and license fees related to the use of Deloitte’s on-line accounting research tool.

What is our policy regarding pre-approval of audit and non-audit services performed by Deloitte?

All services performed by Deloitte, whether audit or non-audit services, must be pre-approved by us or a designated member of the Audit and Finance Committee, whose decisions must be reported to us at our next meeting. Pre-approval must be obtained before Deloitte performs the services but cannot be obtained more than one year before performance begins. Approval can be for general classes of permitted services such as annual audit services or tax consulting services. The permitted services, the dates of the engagement and the estimated fees for such services, must be approved by the Audit and Finance Committee in accordance with these procedures before performance begins.

CORPORATE GOVERNANCE GUIDELINES AND CORPORATE CODE OF CONDUCT

Our Corporate Governance Guidelines and our Corporate Code of Conduct, which applies to all of our employees, including our Chief Executive Officer, Acting Chief Financial Officer and Controller, are available on our website at www.williams-sonomainc.com. Copies of our Corporate Governance Guidelines and our Corporate Code of Conduct are also available upon written request and without charge to any stockholder by writing to: Williams-Sonoma, Inc., Attention: Corporate Secretary, 3250 Van Ness Avenue, San Francisco, California 94109. To date, there have been no waivers that apply to our Chief Executive Officer, Acting Chief Financial Officer, Controller or persons performing similar functions under our Corporate Code of Conduct. We intend to disclose any amendment to, or waivers of, the provisions of our Corporate Code of Conduct that affect our Chief Executive Officer, Acting Chief Financial Officer, Controller or persons performing similar functions by posting such information on our website at www.williams-sonomainc.com.

CERTIFICATIONS

The certification of our Chief Executive Officer required by the NYSE Listing Standards, Section 303A.12(a), relating to our compliance with the NYSE Corporate Governance Listing Standards, was submitted to the NYSE on June 21, 2011. The certifications of our Chief Executive Officer and Acting Chief Financial Officer required by the SEC in connection with our Annual Report on Form 10-K for the year ended January 29, 2012 were submitted to the SEC on March 29, 2012 with our Annual Report on Form 10-K.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have in place policies in our Corporate Code of Conduct that provide that associates must not engage in any transaction when an associate may face a real or perceived conflict of interest with the company. Our Corporate Code of Conduct is distributed to all employees on an annual basis and made available throughout the year in our internal document database. It is also available on our website and in print to any stockholder who requests it. In addition, we have in place policies and procedures with respect to related person transactions that provide that our executive officers, directors, director nominees and principal stockholders, as well as their immediate family members and affiliates, are not permitted to enter into a related party transaction with us unless (i) the transaction is approved or ratified by our Audit and Finance Committee or the disinterested members of our Board or (ii) the transaction involves the service of one of our executive officers or directors or any related compensation, is reportable under Item 402 of Regulation S-K and is approved by our Compensation Committee.

For the purposes of our related party transaction policy, “related party transaction” means any transaction in which the amount involved exceeds $120,000 in any calendar year and in which any of our executive officers, directors, director nominees and principal stockholders, as well as their immediate family members and affiliates, had, has or will have a direct or indirect material interest, other than transactions available to all of our employees.

It is our policy to approve related party transactions only when it has been determined that such transaction is in, or is not inconsistent with, our best interests and those of our stockholders, including situations where we may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party.

Memphis-Based Distribution Facilities

Our Memphis-based distribution facilities include an operating lease entered into in July 1983 for a distribution facility in Memphis, Tennessee. The lessor is a general partnership (“Partnership 1”) comprised of the estate of W. Howard Lester (“Mr. Lester”), our former Chairman of the Board and Chief Executive Officer, and the estate of James A. McMahan (“Mr. McMahan”), a former Director Emeritus and significant stockholder. Partnership 1 does not have operations separate from the leasing of this distribution facility and does not have lease agreements with any unrelated third parties. The terms of the lease automatically renewed until the bonds that financed the construction of the facility were fully repaid in December 2010, at which time we continued to rent the facility on a month-to-month basis. In October 2011, we entered into an agreement with Partnership 1 to lease the facilities through April 2013. During fiscal 2011, we made rental payments associated with the lease of $618,000. We made annual rental payments in fiscal 2010 and 2009 of $618,000, plus interest on the bonds.

Our other Memphis-based distribution facility includes an operating lease entered into in August 1990 for another distribution facility that is adjoined to the Partnership 1 facility in Memphis, Tennessee. The lessor is a general partnership (“Partnership 2”) comprised of the estate of Mr. Lester, the estate of Mr. McMahan and two unrelated parties. Partnership 2 does not have operations separate from the leasing of this distribution facility and does not have lease agreements with any unrelated third parties. The term of the lease automatically renews on an annual basis until the bonds that financed the construction of the facility are fully repaid in August 2015. As of January 29, 2012, $6,924,000 was outstanding under the Partnership 2 bonds. We made annual rental payments of approximately $2,516,000, $2,567,000 and $2,582,000 plus applicable taxes, insurance and maintenance expenses in fiscal 2011, fiscal 2010 and fiscal 2009, respectively.

As of January 29, 2012, Partnership 2 qualifies as a variable interest entity and is consolidated by us due to its related party relationship and our obligation to renew the lease until the bonds are fully repaid. As such, as of January 29, 2012, our consolidated balance sheet includes $11,975,000 in assets (primarily buildings), $6,924,000 in debt and $5,051,000 in other long-term liabilities related to the consolidation of the Partnership 2 distribution facility.

Indemnification Agreements

We have indemnification agreements with our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including coverage of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of our common stock to file reports regarding their ownership and changes in ownership of our stock with the SEC. Based upon (i) copies of Section 16(a) reports that we received from such persons for their fiscal 2011 transactions and (ii) information provided to us by them, we believe that all reporting requirements under Section 16(a) were met in a timely manner by the persons who were executive officers, members of the Board of Directors or greater than 10% stockholders during such fiscal year.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

This table sets forth information regarding the ownership of our common stock as of March 26, 2012 by:

•	each person known to us to own more than 5% of our outstanding common stock;

•	each director nominee;

•	the named executive officers; and

•	all current executive officers and directors as a group.

Unless otherwise noted, the persons listed below have sole voting and investment power. In addition, unless otherwise noted, the address of each stockholder noted in the following table is c/o Williams-Sonoma, Inc., 3250 Van Ness Avenue, San Francisco, California 94109. Information regarding our non-management 5% stockholders is derived from the most recently available 13G filings. The options to purchase our stock listed below are currently exercisable or are exercisable within 60 days of March 26, 2012.

Name and Address of Beneficial Owner	Position with Company	Amount and Nature of Beneficial Ownership			Percent of Class(1)
		Shares		Options
McMahan Family Trust dtd 12/7/06 2 Oakmont Drive Los Angeles, CA 90049	—	11,124,366	(2)	—	11.2%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	—	7,437,551	(3)	—	7.5%
Lone Pine Capital LLC Two Greenwich Plaza Greenwich, CT 06830	—	6,235,380	(4)	—	6.3%
Luxor Capital Group, LP 1114 Avenue of the Americas, 29th Floor New York, NY 10036	—	5,144,741	(5)	—	5.2%
Patrick J. Connolly	Director and Executive Vice President, Chief Marketing Officer	861,076	(6)	295,267	1.2%
Laura J. Alber	Director, Chief Executive Officer and President	120,317	(7)	449,047	*
Sharon L. McCollam	Former Director and Executive Vice President, Chief Operating and Chief Financial Officer	41,421	(8)	—	*
Richard Harvey	President, Williams-Sonoma Brand	33,993	(9)	11,425	*
Sandra N. Stangl	President, Pottery Barn Brand	25,425	(10)	29,895	*

Name and Address of Beneficial Owner	Position with Company	Amount and Nature of Beneficial Ownership		Percent of Class(1)
		Shares	Options

Adrian D.P. Bellamy	Director	73,432	78,750	*

Rose Marie Bravo	Director	2,618(11)	—	*

Mary Ann Casati	Director	2,630(12)	—	*

Adrian T. Dillon	Director	46,107(13)	36,750	*

Anthony A. Greener	Director	30,462(14)	6,750	*

Ted W. Hall	Director	12,377(15)	6,750	*

Michael R. Lynch	Director	35,264	82,750	*

Lorraine Twohill	Director	2,630(16)	—	*

All current executive officers and directors as a group (14 persons)	—	1,257,133(17)	1,019,329	2.3%

*	Less than 1%.

(1)	Assumes exercise of stock options currently exercisable or exercisable within 60 days of March 26, 2012 by the named individual into shares of our common stock. Based on 99,584,007 shares outstanding as of March 26, 2012.

(2)	The information above and in this footnote is based on information taken from the Schedule 13G of McMahan Family Trust dtd 12/7/06 filed with the Securities and Exchange Commission on March 2, 2012. McMahan Family Trust dtd 12/7/06 has sole voting and dispositive power over 11,124,366 shares of our common stock.

(3)	The information above and in this footnote is based on information taken from the Schedule 13G of BlackRock, Inc. filed with the Securities and Exchange Commission on February 10, 2012. BlackRock, Inc. has sole voting and dispositive power over 7,437,551 shares of our common stock.

(4)	The information above and in this footnote is based on information taken from the Schedule 13G filed jointly by Stephen F. Mandel, Jr., individually and as Managing Member of Lone Pine Managing Member LLC, for itself and as Managing Member of (a) Lone Pine Associates LLC, for itself and as the general partner of (i) Lone Spruce, L.P., (ii) Lone Balsam, L.P. and (iii) Lone Sequoia, L.P.; (b) Lone Pine Members LLC, for itself and as the general partner of (i) Lone Cascade, L.P. and (ii) Lone Sierra, L.P.; and (c) Lone Pine Capital LLC, with the Securities and Exchange Commission on February 14, 2012. Each of Stephen F. Mandel, Jr. and Lone Pine Managing Member LLC has shared voting power over 6,235,380 shares of our common stock and shared power to dispose or direct the disposition of 6,235,380 shares of our common stock. Lone Pine Associates, the general partner of Lone Spruce, L.P., Lone Sequoia, L.P. and Lone Balsam, L.P., has the power to direct the affairs of Lone Spruce, L.P., Lone Sequoia, L.P. and Lone Balsam, L.P., including decisions respecting the disposition of the proceeds from the sale of shares. Lone Pine Members LLC, the general partner of Lone Cascade, L.P. and Lone Sierra, L.P., has the power to direct the affairs of Lone Cascade, L.P. and Lone Sierra, L.P., including decisions respecting the disposition of the proceeds from the sale of shares. Lone Pine Capital LLC, the investment manager of Lone Cypress, Lone Kauri and Lone Monterey Master Fund, has the power to direct the receipt of dividends from or the proceeds of the sale of shares held by Lone Cypress, Lone Kauri and Lone Monterey Master Fund. Lone Pine Managing Member LLC, the Managing Member of Lone Pine Associates LLC, Lone Pine Members LLC and Lone Pine Capital LLC, has the power to direct the affairs of Lone Pine Associates LLC, Lone Pine Members LLC and Lone Pine Capital LLC. Mr. Mandel is the Managing Member of Lone Pine Managing Member LLC and in that capacity directs its operations.

(5)

The information above and in this footnote is based on information taken from the Schedule 13G filed jointly by Luxor Capital Partners, LP (the “Onshore Fund”); Luxor Spectrum, LLC (the “Spectrum Onshore

Fund”); Luxor Wavefront, LP (the “Wavefront Fund”); Luxor Capital Partners Offshore Master Fund, LP (the “Offshore Master Fund”); Luxor Capital Partners Offshore, Ltd. (the “Offshore Feeder Fund”); Luxor Spectrum Offshore Master Fund, LP (the “Spectrum Offshore Master Fund”); Luxor Spectrum Offshore, Ltd. (the “Spectrum Offshore Feeder Fund”); Luxor Capital Group, LP (“Luxor Capital Group”); Luxor Management, LLC (“Luxor Management”); LCG Holdings, LLC (“LCG Holdings”); and Christian Leone (“Mr. Leone”), with the Securities and Exchange Commission on March 21, 2012. The Onshore Fund, Luxor Capital Group, LCG Holdings, Luxor Management and Mr. Leone have shared voting and dispositive power over 1,536,103 shares of our common stock individually beneficially owned by the Onshore Fund. The Spectrum Onshore Fund, Luxor Capital Group, LCG Holdings, Luxor Management and Mr. Leone have shared voting and dispositive power over 24,989 shares of our common stock individually beneficially owned by the Spectrum Onshore Fund. The Wavefront Fund, Luxor Capital Group, LCG Holdings, Luxor Management and Mr. Leone have shared voting and dispositive power over 521,670 shares of our common stock individually beneficially owned by the Wavefront Fund. The Offshore Master Fund, the Offshore Feeder Fund, Luxor Capital Group, LCG Holdings, Luxor Management and Mr. Leone have shared voting and dispositive power over 2,468,111 shares of our common stock individually beneficially owned by the Offshore Master Fund. The Spectrum Offshore Master Fund, the Spectrum Offshore Feeder Fund, Luxor Capital Group, LCG Holdings, Luxor Management and Mr. Leone have shared voting and dispositive power over 277,826 shares of our common stock individually beneficially owned by the Spectrum Offshore Master Fund. Luxor Capital Group, Luxor Management and Mr. Leone have shared voting and dispositive power over 316,042 shares of our common stock held in separate accounts managed by Luxor Capital Group.

(6)	Mr. Connolly owns $1,373,217 in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan as of March 26, 2012. The number of shares listed in the table includes 35,174 shares held in the Williams-Sonoma, Inc. Stock Fund. This number was calculated by dividing the amount owned in the Williams-Sonoma, Inc. Stock Fund by $39.04, the closing price of Williams-Sonoma, Inc. common stock on March 26, 2012. The number of shares listed in the table also includes 14,078 restricted stock units that will vest and become settleable for an equal number of shares of our common stock within 60 days of March 26, 2012 (prior to withholding of any such shares to satisfy applicable statutory withholding requirements).

(7)	Ms. Alber owns $490,574 in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan, as of March 26, 2012. The number of shares listed in the table includes 12,565 shares held in the Williams-Sonoma, Inc. Stock Fund. This number was calculated by dividing the amount owned in the Williams-Sonoma, Inc. Stock Fund by $39.04, the closing price of Williams-Sonoma, Inc. common stock on March 26, 2012. The number of shares listed in the table also includes 17,579 restricted stock units that will vest and become settleable for an equal number of shares of our common stock within 60 days of March 26, 2012 (prior to withholding of any such shares to satisfy applicable statutory withholding requirements).

(8)	Ms. McCollam owns $345,204 in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan as of March 26, 2012. The number of shares listed in the table includes 8,842 shares held in the Williams-Sonoma, Inc. Stock Fund. This number was calculated by dividing the amount owned in the Williams-Sonoma, Inc. Stock Fund by $39.04, the closing price of Williams-Sonoma, Inc. common stock on March 26, 2012. The number of shares listed in the table also includes 17,579 restricted stock units that will vest and become settleable for an equal number of shares of our common stock within 60 days of March 26, 2012 (prior to withholding of any such shares to satisfy applicable statutory withholding requirements).

(9)	Mr. Harvey owns $809,969 in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan as of March 26, 2012. The number of shares listed in the table includes 20,747 shares held in the Williams-Sonoma, Inc. Stock Fund. This number was calculated by dividing the amount owned in the Williams-Sonoma, Inc. Stock Fund by $39.04, the closing price of Williams-Sonoma, Inc. common stock on March 26, 2012. The number of shares listed in the table also includes 13,246 restricted stock units that will vest and become settleable for an equal number of shares of our common stock within 60 days of March 26, 2012 (prior to withholding of any such shares to satisfy applicable statutory withholding requirements).

(10)

Ms. Stangl owns $187,297 in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan as of March 26, 2012. The number of shares listed in the table includes 4,797 shares held in the Williams-Sonoma, Inc.

Stock Fund. This number was calculated by dividing the amount owned in the Williams-Sonoma, Inc. Stock Fund by $39.04, the closing price of Williams-Sonoma, Inc. common stock on March 26, 2012. The number of shares listed in the table also includes 15,472 restricted stock units that will vest and become settleable for an equal number of shares of our common stock within 60 days of March 26, 2012 (prior to withholding of any such shares to satisfy applicable statutory withholding requirements).

(11)	Represents 2,618 restricted stock units that will vest and become settleable for an equal number of shares of our common stock within 60 days of March 26, 2012 (prior to withholding of any such shares to satisfy applicable statutory withholding requirements).

(12)	Represents 2,630 restricted stock units that will vest and become settleable for an equal number of shares of our common stock within 60 days of March 26, 2012 (prior to withholding of any such shares to satisfy applicable statutory withholding requirements).

(13)	The number of shares listed in the table includes 2,898 restricted stock units that will vest and become settleable for an equal number of shares of our common stock within 60 days of March 26, 2012 (prior to withholding of any such shares to satisfy applicable statutory withholding requirements).

(14)	The number of shares listed in the table includes 2,372 restricted stock units that will vest and become settleable for an equal number of shares of our common stock within 60 days of March 26, 2012 (prior to withholding of any such shares to satisfy applicable statutory withholding requirements).

(15)	The number of shares listed in the table includes 2,372 restricted stock units that will vest and become settleable for an equal number of shares of our common stock within 60 days of March 26, 2012 (prior to withholding of any such shares to satisfy applicable statutory withholding requirements).

(16)	Represents 2,630 restricted stock units that will vest and become settleable for an equal number of shares of our common stock within 60 days of March 26, 2012 (prior to withholding of any such shares to satisfy applicable statutory withholding requirements).

(17)	The directors and officers as a group own $2,902,509 in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan, as of March 26, 2012. The number of shares listed in the table includes 74,344 shares held in the Williams-Sonoma, Inc. Stock Fund. This number was calculated by dividing the amount owned by each director and officer in the Williams-Sonoma, Inc. Stock Fund by $39.04, the closing price of Williams-Sonoma, Inc. common stock on March 26, 2012. The number of shares listed in the table also includes 84,178 restricted stock units that will vest and become settleable for an equal number of shares of our common stock within 60 days of March 26, 2012 (prior to withholding of any such shares to satisfy applicable statutory withholding requirements).

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information regarding securities authorized for issuance under our equity compensation plans as of January 29, 2012:

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders(1)(2)	7,160,559	$25.58	9,065,265
Equity compensation plans not approved by security holders(3)	9,630	$32.89	—

Total	7,170,189	$25.59	9,065,265

(1)	This reflects our 1993 Stock Option Plan and 2001 Long-Term Incentive Plan and includes stock options and stock appreciation rights, as well as 2,293,851 outstanding restricted stock units granted pursuant to the 2001 Long-Term Incentive Plan.

(2)	The weighted average exercise price calculation does not take into account any restricted stock units as they have a de minimus or no purchase price.

(3)	This reflects our 2000 Nonqualified Stock Option Plan and includes only stock options.

2000 Nonqualified Stock Option Plan

In July 2000, our Compensation Committee approved the 2000 Nonqualified Stock Option Plan, or the 2000 Plan. The 2000 Plan provides for the grant of nonqualified stock options to employees who are not officers or members of our Board, and persons who have accepted employment and actually become employees within 120 days of such acceptance. The plan administrator determines when options granted under the 2000 Plan may be exercised, except that no options may be exercised less than six months after grant, except in the case of the death or disability of the optionee. Options granted under the 2000 Plan have an exercise price equal to 100% of the fair market value of the shares underlying the option on the date of grant. The 2000 Plan permits options to be exercised with cash, check, certain other shares of our common stock, consideration received by us under “cashless exercise” programs or, if permitted by the plan administrator, promissory notes. In the event that we dissolve, liquidate, reorganize, merge or consolidate with one or more corporations as a result of which we are not the surviving corporation, or we sell substantially all of our assets or more than 80% of our then-outstanding stock, the 2000 Plan provides that the plan administrator will provide for one or more of the following: (i) each outstanding option will fully vest and become exercisable; (ii) the successor will assume or substitute for the options; (iii) the 2000 Plan will continue; or (iv) each outstanding option will be exchanged for a payment in cash or shares equal to the excess of the fair market value of our common stock over the exercise price. No future awards will be granted from the 2000 Nonqualified Stock Option Plan.

STOCKHOLDER PROPOSALS

How can stockholders submit a proposal for inclusion in our Proxy Statement for the 2013 Annual Meeting?

To be included in our Proxy Statement for the 2013 Annual Meeting of Stockholders, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 and be received by our Secretary at our principal executive offices no later than December 7, 2012.

How can stockholders submit proposals to be raised at the 2013 Annual Meeting that will not be included in our Proxy Statement for the 2013 Annual Meeting?

To be raised at the 2013 Annual Meeting, stockholder proposals must comply with our Restated Bylaws. Under our Restated Bylaws a stockholder must give advance notice to our Secretary of any business, including nominations of directors for our Board, that the stockholder wishes to raise at our Annual Meeting. To be timely under our Restated Bylaws, the notice must be received by our Secretary not less than 90 days or more than 120 days prior to May 24, 2013. Therefore, stockholder proposals must be received by our Secretary at our principal executive offices between January 24, 2013 and February 23, 2013 in order to be raised at our 2013 Annual Meeting.

What if the date of the 2013 Annual Meeting is advanced or delayed by a certain period of time after the anniversary of this year’s Annual Meeting?

Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, if the date of the 2013 Annual Meeting changes by more than 30 days from the anniversary of this year’s Annual Meeting, to be included in our Proxy Statement, stockholder proposals must be received by us within a reasonable time before our solicitation is made.

Under our Restated Bylaws, if the date of the 2013 Annual Meeting changes by more than 30 days from the anniversary of this year’s Annual Meeting, stockholder proposals to be brought before the 2013 Annual Meeting must be delivered not later than the 90th day prior to the 2013 Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us.

Does a stockholder proposal require specific information?

With respect to a stockholder’s nomination of a candidate for our Board, the stockholder notice to the Secretary must contain certain information as set forth in our Restated Bylaws and our Nominations and Corporate Governance Committee Report about both the nominee and the stockholder making the nomination. With respect to any other business that the stockholder proposes, the stockholder notice must contain a brief description of such business and the reasons for conducting such business at the meeting, as well as certain other information as set forth in our Restated Bylaws.

What happens if we receive a stockholder proposal that is not in compliance with the time frames described above?

If we receive notice of a matter to come before the 2013 Annual Meeting that is not in accordance with the deadlines described above, we will use our discretion in determining whether or not to bring such matter before the Annual Meeting. If such matter is brought before the Annual Meeting, then our proxy card for such meeting will confer upon our proxy holders discretionary authority to vote on such matter.

Where should stockholder proposals be sent?

Stockholder proposals should be sent to: Williams-Sonoma, Inc., Attention: Corporate Secretary, 3250 Van Ness Avenue, San Francisco, California 94109.

AVAILABILITY OF PROXY STATEMENT AND ANNUAL REPORT ON FORM 10-K

Pursuant to SEC rules, we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials on the Internet. Copies of this Proxy Statement and our Annual Report on Form 10-K, including the financial statements for fiscal 2011 as filed with the SEC, are available at our website at www.williams-sonomainc.com/investors/annual-reports.html and upon written request and without charge to any stockholder by writing to: Williams-Sonoma, Inc., Attention: Annual Report Administrator, 3250 Van Ness Avenue, San Francisco, California 94109.

San Francisco, California

April 6, 2012

EXHIBIT A

WILLIAMS-SONOMA, INC.

2001 INCENTIVE BONUS PLAN

1. Adoption, Name and Effective Date. The Williams-Sonoma, Inc. (the “Company”) 2001 Incentive Bonus Plan (this “Plan”) was originally effective as of January 24, 2001, and first applied for the Company’s fiscal year ending February 3, 2002. This amendment and restatement of this Plan first becomes effective as of March 22, 2012, subject to obtaining stockholder approval at the 2012 annual meeting of stockholders.

2. Purpose. The purpose of this Plan is to provide additional compensation as an incentive to executive officers to attain certain specified performance objectives of the Company and to help ensure the continued availability of their full-time or part-time services to the Company and its subsidiary and affiliated corporations. This Plan is also intended to qualify as a “performance-based” plan as described in Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (including regulations promulgated thereunder from time to time, the “Code”), and thereby help secure the full deductibility for federal income tax purposes of Plan bonus compensation paid to persons who are “executive officers” of the Company, as such term is defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended (or any successor rule or regulation), or who are “covered employees” of the Company or its subsidiary or affiliated corporations under Code Section 162(m)(3).

3. Administrative Committee. This Plan will be administered by a committee (the “Committee”) of the Company’s Board of Directors (the “Board”), consisting entirely of two or more persons who are “outside directors” within the meaning of Section 162(m) of the Code. The Committee is hereby vested with full powers of administration, subject only to the provisions set forth herein.

The Committee shall hold its meetings at such times and places as it may determine, shall keep minutes of its meetings and shall adopt, amend or revoke such rules and procedures as it deems proper for the administration of this Plan; provided, however, that it shall take action only upon the agreement of a majority of the whole Committee. Any action that the Committee takes through a written instrument signed by a majority of its members shall be effective as though it had been taken at a meeting duly called and held. The Committee shall report all actions taken by it to the Board.

The Committee shall have the full and final discretion and authority, subject to the provisions of this Plan, to grant awards pursuant to this Plan, to construe and interpret this Plan and to make all other determinations and take all other actions, which it deems necessary or appropriate for the proper administration of this Plan. All such interpretations, actions and determinations shall be conclusively binding for all purposes and upon all persons.

4. Eligibility. For each Company fiscal year, the participants entitled to share in the benefits of this Plan are persons (collectively, “executives” or “participants”) who are “executive officers” of the Company, as such term is defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended (or any successor rule or regulation), or who are “covered employees” of the Company or its subsidiary or affiliated corporations under Section 162(m)(3) of the Code (collectively, the “Covered Employees”). Except as provided in Section 6.4, an executive whose employment or service relationship with the Company is terminated for any reason prior to the end of any award period will not be entitled to participate in this Plan or receive any benefits with respect to any later fiscal year, unless he or she again becomes eligible to participate in this Plan under the first sentence of this Section 4.

5. Determination of Awards; Award Limits.

5.1 Performance Goals for Determination of Awards. The Committee in its discretion shall establish, for each participant in this Plan and for each performance award period, a performance award opportunity based upon the achievement of any one or more of the following objective performance criteria, applied to either the Company as a whole or, except with respect to stockholder return metrics, to a region, business unit, affiliate or business segment, and measured either on an absolute basis, a per-share basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, and, with respect to financial metrics, which may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting standards established by the International Accounting Standards Board (“IASB Standards”) or which may be adjusted when established to exclude any items otherwise includable under GAAP or under IASB Standards: (i) revenue (on an absolute basis or adjusted for currency effects); (ii) cash flow (including operating cash flow or free cash flow); (iii) cash position; (iv) earnings (which may include earnings before interest and taxes, earnings before taxes, net earnings or earnings before interest, taxes, depreciation and amortization); (v) earnings per share; (vi) gross margin; (vii) net income; (viii) operating expenses or operating expenses as a percentage of revenue; (ix) operating income or net operating income; (x) return on assets or net assets; (xi) return on equity; (xii) return on sales; (xiii) total stockholder return; (xiv) stock price; (xv) growth in stockholder value relative to the moving average of the S&P 500 Index, or another index; (xvi) return on capital; (xvii) return on investment; (xviii) economic value added; (xix) operating margin; (xx) market share; (xxi) overhead or other expense reduction; (xxii) credit rating; (xxiii) objective customer indicators; (xxiv) improvements in productivity; (xxv) attainment of objective operating goals; (xxvi) objective employee metrics; (xxvii) return ratios; (xxviii) profit; (xxix) objective qualitative milestones; or (xxx) other objective financial or other metrics relating to the progress of the Company or to a Subsidiary, division or department thereof. The performance goals may differ from participant to participant, within or between award periods and from award to award.

5.2 Award Limits. The maximum award under this Plan for each award period to any participant shall not exceed $10,000,000. Each performance goal established under this Plan shall be established by the Committee not later than the earlier of the date which is 90 days after the first day of the performance award period, or the date on which 25% of the award period has elapsed.

5.3 Determination of Amount of Individual Awards. For each award period, each participant who is or may be a Covered Employee for such award period shall receive an award equal to the specific amount (subject to decrease as provided in this Section 5.3) determined strictly under the performance goals established pursuant to Section 5.1. The Committee shall not have the discretion to increase, but shall have the discretion to decrease, any award determined in accordance with this Plan. The reduction in any participant’s award for any award period as a result of the Committee’s exercise of such discretion shall not increase the amount of an award to any other participant (through reallocation of unutilized awards or otherwise) with respect to such award period.

6. Award Periods; Payment of Awards.

6.1 Award Periods. All awards shall be made on the basis of an award period, which shall consist of one or more fiscal years of the Company, or one or more quarters thereof. The award period may be different for different awards.

6.2 Committee Certifications. As a condition precedent to the payment of any award, the Committee shall certify, following the end of the award period, that the objective performance goal for the award has been satisfied. The Committee shall make such determination by means of a written resolution or certification of the Committee that is maintained in the minute book of the Company.

6.3 Payment of Awards. Awards under this Plan will be paid in cash, reasonably promptly following the conclusion of the award period and the certification of the Committee as set forth in Section 6.2, but in no event later than two and one-half (2   1/2) months after the conclusion of the fiscal year of the Company in which or with which the award period ends. All awards under this Plan will be subject to withholding for applicable employment and income taxes.

6.4 Termination of Employment. An award that would otherwise be payable to a participant who is not employed by the Company on the last day of an award period will not be paid (or will not be granted, as the case may be), except that, on the grant of an award, the Committee may specify that the award will be paid (or will be granted, as the case may be) in full or on a prorated basis in the event that, before the end of such award period, a “change in control” of the Company occurs or the participant (i) dies, (ii) becomes “disabled,” or (iii) is involuntarily terminated by the Company without “cause,” or voluntarily terminates his or her employment with the Company for “good reason” within a specified period following a “change in control” of the Company. For purposes of this Section 6.4, the terms “disabled” (or “disability”), “cause,” “good reason,” and “change in control” shall be as defined in the participant’s employment agreement with the Company, or, if not so defined, shall be defined in writing by the Committee at the time of the grant of the award. In the event that an award is paid pursuant to this Section 6.4, then the award shall not constitute performance-based compensation under Code Section 162(m). No payment under the Plan shall be made prior to the end of the applicable award period in connection with a participant’s termination of service unless and until the participant has had a “separation from service” within the meaning of Code Section 409A and the final regulations and any guidance promulgated thereunder, as each may be amended from time to time (“Section 409A”), as determined by the Company. In addition, notwithstanding anything in the Plan to the contrary, if (x) a participant experiences a “separation from service” within the meaning of Section 409A, as determined by the Company, (y) such participant is a “specified employee” within the meaning of Section 409A at the time of such separation from service (other than due to death) and (z) the payment of any award under this Section 6.4, when considered together with any other severance payments or separation benefits that constitute deferred compensation under Section 409A, (together, the “Deferred Compensation Separation Benefits”), on or following the participant’s termination of employment would result in the imposition of additional tax under Section 409A, any Deferred Compensation Separation Benefits that would otherwise be payable on or following the participant’s employment termination date will instead be paid on the date that is six (6) months and one (1) day following the participant’s employment termination date (or such longer period as is required to avoid the imposition of additional tax under Section 409A), unless the participant dies following his or her employment termination, in which case, the award under this Section 6.4 will be paid to such participant’s estate as soon as practicable following his or her death and other Deferred Compensation Separation Benefits will be paid in accordance with the payment schedule otherwise applicable to them. It is the intent of this Plan to comply with the requirements of Section 409A so that none of the awards payable hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. For purposes of this Agreement, “Section 409A” means Section 409A of the U.S. Internal Revenue Code of 1986, as amended, and any final Treasury Regulations and other Internal Revenue Service guidance thereunder, as each may be amended from time to time.

7. Nonassignment. The interest of any participant in this Plan is not assignable either by voluntary or involuntary assignment or operation of law (except that, in the event of death, earned and unpaid amounts shall be payable to the legal successor of a participant).

8. Indemnification. No employee, member of the Committee or director of the Company will have any liability for any decision or action if made or done in good faith, nor for any error or miscalculation unless such error or miscalculation is the result of his or her fraud or deliberate disregard of any provisions of this Plan. The Company will indemnify each director, member of the Committee and any employee acting in good faith pursuant to the Plan against any loss or expense arising therefrom.

9. Amendment, Suspension or Termination. The Board may from time to time amend, suspend or terminate, in whole or in part, any or all the provisions of this Plan; provided, however, that no such action shall adversely affect the right of any participant with respect to any award of which he or she may have become entitled to payment hereunder prior to the effective date of such amendment, suspension or termination. In particular, but without limitation, the Board shall have the authority to amend or modify this Plan from time to time in order to reflect amendments to or regulations promulgated under Section 162(m) of the Code. Notwithstanding the foregoing, in the event that any amendment or other modification of or to this Plan raises the limits set forth in Section 5.2 or requires stockholder approval in order to continue the compliance of this Plan as a “performance-based” plan under Section 162(m) of the Code, such amendment or modification shall be contingent on the receipt of stockholder approval.

10. Limitations; Participation in Other Plans. This Plan is not to be construed as constituting a contract of employment or for services. Nothing contained herein will affect or impair the Company’s right to terminate the employment or other contract for services of a participant hereunder, with or without cause or notice, or entitle a participant to receive any particular level of compensation. The Company’s obligation hereunder to make awards merely constitutes the unsecured promise of the Company to make such awards from its general assets, and no participant hereunder will have any interest in, or a lien or prior claim upon, any property of the Company. Nothing herein nor the participation by any participant shall limit the ability of such participant to participate in any other compensatory plan or arrangement of the Company, or to receive a bonus from the Company other than under this Plan.

11. Governing Law. The terms of this Plan will be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflict of laws.

12. Term. This Plan shall continue in place until the fifth anniversary of the effective date of the amendment and restatement of the Plan, which date shall be January 25, 2017, unless earlier terminated by the Board as provided in Section 9 or re-approved by the Company’s stockholders at or before such meeting. No awards shall be paid under this Plan unless and until the material terms (within the meaning of Section 162(m)(4)(C) of the Code) of this Plan are disclosed to the Company’s stockholders and are approved by the stockholders by a majority of votes cast in person or by proxy.

EXHIBIT B

WILLIAMS-SONOMA, INC.

COMPENSATION COMMITTEE CHARTER

(as amended and restated on March 22, 2012)

PURPOSE

The purpose of the Compensation Committee of the Board of Directors of Williams-Sonoma, Inc. (the “Company”) is to: (i) assist the Board of Directors in discharging its responsibilities relating to oversight of the compensation of the Company’s Chief Executive Officer and other executive officers; (ii) administer the Company’s incentive compensation and other equity-based plans (the “Plans”) and make grants under them; (iii) oversee the Company’s compensation policies, plans, and benefits programs generally, and (iv) in the case of the Williams-Sonoma, Inc. 401(k) Plan (the “401(k) Plan”), which is not considered one of the Plans as defined above, the Compensation Committee’s sole responsibility shall be to amend the 401(k) Plan as provided below. In addition, the Compensation Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time prescribes.

COMPOSITION

The Compensation Committee shall consist of not less than two (2) independent members of the Company’s Board of Directors. The members of the Compensation Committee are appointed by the Board of Directors upon the recommendation of the Nominations and Corporate Governance Committee and serve at the discretion of the Board of Directors. The Board of Directors shall designate one member of the Compensation Committee to serve as the chairperson.

Members of the Compensation Committee must meet the following criteria:

•	Each member will be an independent director, as defined by: (i) the rules of the New York Stock Exchange; and (ii) the rules of the Securities and Exchange Commission (“SEC”).

•	Each member will be an “Outside Director” as such term is defined with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended.

•	Each member will be a “non-employee” director as defined under Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Determinations as to whether a particular director satisfies the requirements for membership on the Compensation Committee shall be made by the Board of Directors.

RESPONSIBILITIES

The responsibilities of the Compensation Committee shall include:

•

Reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluating the Chief Executive Officer’s performance in light of those goals and objectives, and reviewing and approving any bonuses, equity compensation and any other benefits to be provided to the Chief Executive Officer based upon this evaluation. The Compensation Committee shall update the Board of Directors after making these determinations. The Compensation Committee shall make a recommendation to the independent members of the Board of Directors regarding any base salary adjustments for the Chief Executive Officer and the independent members the Board of Directors shall determine any such base salary adjustments. In determining the long-term incentive component of the Chief Executive Officer’s compensation, the Compensation Committee shall consider such factors as the Company’s performance and relative stockholder return, the value of similar incentive awards given to Chief Executive Officers of comparable companies, and the awards given to the Company’s Chief

Executive Officer in past years. The Compensation Committee may also solicit input from the other independent members of the Board of Directors and obtain their agreement prior to making its Chief Executive Officer compensation determinations. The Compensation Committee’s (and for base salary adjustments, the Board of Directors’) review and approval of the Chief Executive Officer’s compensation shall be made without the presence of the Chief Executive Officer.

•

Reviewing the performance of executive officers other than the Chief Executive Officer, and reviewing and approving their total compensation, including base salary, bonus, equity compensation and any other benefits to be provided to these executive officers. In so doing, the Compensation Committee shall seek input from the Chief Executive Officer and may also solicit input from the other independent members of the Board of Directors prior to making its determinations. Such review and approval shall be made without the presence of the executive officers for whom the compensation determinations are being made. The Compensation Committee shall update the Board of Directors after making these determinations.

•

Reviewing and approving, as appropriate, general compensation goals and guidelines for the Company’s other employees. The Compensation Committee shall update the Board of Directors after making these determinations.

•

Approving and authorizing amendments to the 401(k) Plan, the Plans, and the Company’s other benefit programs to the extent such amendment authority has been delegated to the Compensation Committee by the Board of Directors.

•

Acting as the Administrator (as defined under each Plan) and administering, within the authority delegated by the Board of Directors, the Company’s Plans. In its administration of the Plans, the Compensation Committee may: (i) grant stock options or stock purchase rights to individuals eligible for such grants (including, to the extent relevant, grants to individuals subject to Section 16 of the Exchange Act in compliance with Rule 16b-3 promulgated thereunder); (ii) amend such stock options or stock purchase rights; and (iii) take all other actions permitted under the Plans. The Compensation Committee may delegate to two or more directors of the Company the authority to make grants and awards to any non-executive officer of the Company under such of the Plans as the Compensation Committee deems appropriate in accordance with the terms of such Plans. The Compensation Committee also shall review and make recommendations to the Board of Directors with respect to changes in the number of shares reserved for issuance under those Plans.

•	Preparing a compensation committee report on executive compensation as required by the SEC to be included in the Company’s annual proxy statement or annual report on Form 10-K filed with the SEC.

•	Considering the view of stockholders on executive compensation matters, including stockholder proposals, advisory votes, communications with proxy advisory firms and related matters.

•	Assessing on an annual basis potential material risk to the Company from its compensation programs and policies, including incentive and commission plans at all levels.

•

As appropriate, obtaining advice and assistance from independent counsel or other advisors, including, without limitation, any compensation consultant to be used by the Company or the Compensation Committee in the evaluation of Chief Executive Officer, executive officer, other officer or employee compensation.

•	Conducting an annual evaluation of the Compensation Committee’s own performance.

MEETINGS

The Compensation Committee shall meet as often as it determines, but not less frequently than two (2) times each year. The members of the Compensation Committee may invite the Chief Executive Officer or any other person to attend meetings as appropriate and consistent with this charter; provided, however, that the Chief Executive Officer may not be present during the voting on or deliberations regarding the Chief Executive Officer’s compensation.

MINUTES

The Compensation Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS

The Compensation Committee will report to the Board of Directors on a periodic basis and make such recommendations with respect to any of the above matters as the Compensation Committee deems necessary or appropriate.

COMPENSATION

Members of the Compensation Committee shall receive such fees, if any, for their service as committee members as may be determined by the Board of Directors in its sole discretion. Fees may be paid in such form of consideration as is determined by the Board of Directors.

DELEGATION OF AUTHORITY

The Compensation Committee may form and delegate authority to subcommittees when appropriate.

EXHIBIT C

WILLIAMS-SONOMA, INC.

NOMINATIONS AND CORPORATE GOVERNANCE COMMITTEE CHARTER

(as amended and restated on November 9, 2011)

PURPOSE

The Nominations and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Williams-Sonoma, Inc. (the “Company”) acts on behalf of and with the concurrence of the Board with respect to matters relating to the composition and membership of the Board and the Board’s governance responsibilities.

COMPOSITION

The Committee shall be comprised entirely of independent members of the Company’s Board. The exact number of members of the Committee shall be fixed and may be changed from time to time by resolution duly adopted by the Board. The members of the Committee shall be appointed by the Board. Committee members may be removed or replaced by the Board.

The members of the Committee shall meet the independence requirements of the New York Stock Exchange and the Securities and Exchange Commission.

COMMITTEE PURPOSE AND RESPONSIBILITIES

The Committee’s primary purpose and responsibilities are to:

•	In consultation with the Chairman of the Board, periodically review and recommend to the Board suitable revisions to the Board’s guidelines on corporate governance, which are updated periodically.

•	Annually consider and review with the Board the appropriate skills and characteristics required of prospective Board members in light of the then-current composition of the Board.

•	Identify individuals qualified to become Board members, consistent with criteria approved by the Board.

•

Assist the Chairman of the Board and the Board in general with screening potential Board candidates, meet with potential Board candidates and, as appropriate, participate in the recruitment of potential Board members, consistent with the procedures prescribed by the Board’s guidelines on corporate governance.

•

As appropriate, use its sole authority to retain and terminate any search firm to be used to identify director candidates, including its sole authority to approve the search firm’s fees and other retention terms.

•	Recommend to the Board the director nominees for the next annual meeting of stockholders.

•	Consider director nominees recommended and properly submitted by the Company’s shareholders in accordance with the Committee’s Shareholder Recommendations Policy.

•

In accordance with the Company’s majority voting bylaw, as set forth in the Amended and Restated Bylaws, and resignation policy, as set forth in the Corporate Governance Guidelines, consider the resignation offer of any nominee for director who is not elected, and recommend to the Board the action it deems appropriate to be taken with respect to each such offered resignation.

•	Review, make recommendations to the Board regarding, and approve, as appropriate, the compensation policy for the non-employee directors of the Company.

•

Annually evaluate the performance of the Company’s Chief Executive Officer, annually oversee evaluation of the performance of the Board and the Company’s management and provide a report with respect to this performance to the members of the Board, together with recommended performance enhancements.

C-1

•

As appropriate, obtain advice and assistance from independent counsel or other advisors, including, without limitation, any compensation consultant to be used in the evaluation of non-employee director compensation.

•	Conduct an annual performance evaluation of the Committee.

MEETINGS

The Nominations and Corporate Governance Committee will set its own schedule and will meet periodically, but not less frequently than at least twice each year. The members of the Committee may invite the Chief Executive Officer or any other person to attend meetings as appropriate and consistent with this charter.

MINUTES

The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

REPORTS

The Committee will report to the Board on a periodic basis and make such recommendations with respect to any of the above matters as the Committee deems necessary or appropriate.

COMPENSATION

Members of the Committee shall receive such fees, if any, for their service as Committee members as may be determined by the Board in its sole discretion. Fees may be paid in such form of consideration as is determined by the Board.

DELEGATION OF AUTHORITY

The Committee may form and delegate authority to subcommittees when appropriate.

C-2

EXHIBIT D

WILLIAMS-SONOMA, INC.

AUDIT AND FINANCE COMMITTEE CHARTER

(as amended and restated on November 9, 2011)

PURPOSE

The Audit and Finance Committee (the “Committee”) is created by the Board of Directors (the “Board”) of Williams-Sonoma, Inc. (the “Company”) to:

•	Oversee:

•	the integrity of the financial statements of the Company;

•	the qualifications, independence, performance, retention and compensation of the Company’s independent registered public accounting firm (the “independent auditor”);

•	the performance of the Company’s internal audit function; and

•	compliance by the Company with legal and regulatory requirements;

•	Prepare the Committee report that the Securities and Exchange Commission (the “SEC”) rules require to be included in the Company’s annual proxy statement; and

•	Review the financial impact of selected strategic initiatives of the Company, and review and recommend for Board approval selected financing, dividend and stock repurchase policies and plans.

COMPOSITION

The Committee shall be comprised of not less than three independent members of the Company’s Board. Subject to the foregoing, the exact number of members of the Committee shall be fixed and may be changed from time to time by resolution duly adopted by the Board. Committee members shall not simultaneously serve on the audit committees of more than two other public companies. The members of the Committee shall be appointed by the Board on the recommendation of the Nominations and Corporate Governance Committee. Committee members may be replaced by the Board. Unless a Chair is appointed by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

The members of the Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the SEC. Each member of the Committee must be financially literate, as such qualification is interpreted by the Company’s Board, or must become financially literate within a reasonable period of time after his or her appointment to the Committee. At least one member of the Committee shall have accounting or related financial management expertise, as the Company’s Board interprets such qualification in its business judgment.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

•

The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of (including resolution of disagreements between management and the independent auditor regarding financial reporting) any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services. The independent auditor shall report directly to the Committee.

•

The Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms for those services) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which services are approved by the Committee prior to the completion of the audit.

•

The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

•

The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

•

The Committee shall make regular reports to the Board, which reports shall include any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, the performance of the internal audit function, and any other matters that the Committee deems appropriate or is requested to be included by the Board.

•

The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review the Committee’s own performance.

In addition to the responsibilities outlined elsewhere in this Charter, the Committee shall perform such other specific functions as the Company’s Board may from time to time direct, and make such investigations and reviews of the Company and its operations as the Chief Executive Officer or the Board may from time to time request.

The Committee shall:

Financial Statement and Disclosure Matters

•

Review and discuss with management and the independent auditor the annual audited financial statements and quarterly financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and approve the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, prior to filing such reports with the SEC.

•

Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including the review of (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; and (b) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements.

•	Review and discuss quarterly reports from the independent auditor on:

•	All critical accounting policies and practices to be used.

•

All alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

•	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

•

Review with management and approve the Company’s earnings press releases, including the proposed use of any “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to investors. Such review and approval may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

•

Review with management and the independent auditor the effect on the Company’s financial statements of regulatory and accounting initiatives as well as off-balance sheet arrangements, contractual obligations and contingent liabilities and commitments.

•

Review with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

•

Review with the independent auditor the matters required to be discussed by relevant PCAOB and SEC requirements relating to the conduct of the audit, including any problems or difficulties encountered in the course of the audit work and management’s response thereto, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

•

Review disclosures made to the Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditor

•	Review and evaluate the lead partner of the independent auditor team.

•

Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and (c) all relationships between the independent auditor and the Company (for purposes of assessing the auditor’s independence). Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Committee shall present its conclusions with respect to the independent auditor to the Board.

•

Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

•	Set clear policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

•	Consider discussing with the national office of the independent auditor material issues on which they were consulted by the Company’s audit team and matters of audit quality and consistency.

•	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

•	Review the appointment and replacement of the senior internal auditing executive.

•	Review the significant reports to management prepared by the internal audit department and management’s responses and subsequent follow-up on the responses.

•	Review with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Oversight of the Company’s Information Technology Systems to Support the Company’s Internal Controls

•

Review with the independent auditor and internal auditors the sufficiency of the Company’s information technology systems to support effective internal controls and any recommended changes in the information technology department’s priorities and projects planned for improving such systems.

•

Review with the senior information technology executive and the Company’s Chief Financial Officer, as requested by the Committee Chair, any issues raised by the independent auditor or internal auditors relating to the integrity and security of the Company’s systems, and the effectiveness of the systems support of internal controls.

Compliance Oversight Responsibilities

•	Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act (relating to audit discoveries of illegal acts) has not applied.

•

Obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Conduct and Ethics Policy. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Conduct and Ethics Policy.

•

Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•

Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

•	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Oversight of Strategic Initiatives

•	As it deems appropriate, review the estimated financial impact on the Company of selected proposed strategic initiatives.

Dividend Policy and Share Repurchases

•	As it deems appropriate, review and approve dividend policies developed by management, and recommend for approval by the Board dividend payments to be made to the Company’s stockholders.

•	As it deems appropriate, monitor and recommend to the Board the adoption, implementation and continuation of the Company’s stock repurchase programs.

Financings and Borrowings

•

As it deems appropriate, review the terms and conditions of material financing plans, including the issuance of securities or corporate borrowings, and make recommendations to the Board on such financings.

Qualified Legal Compliance Committee

•

Act as the Company’s Qualified Legal Compliance Committee (“QLCC”) for the purposes of internal and external attorney reporting under SEC rules. The Committee also shall establish procedures for confidential receipt, retention and consideration of any attorney report to the QLCC.

Limitation of Committee’s Role

•

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with GAAP and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

•

It is recognized that members of the Committee are not full-time employees of the Company, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which the Committee receives information and (ii) the accuracy of the financial and other information provided to the Committee, in either instance absent actual knowledge to the contrary.

MEETINGS

•

The Committee shall keep regular minutes of its meetings. Meetings and actions of the Committee shall be governed by, and held and taken in accordance with, the provisions of Article IV, Section 4.3 of the Company’s Amended and Restated Bylaws.

•	The Committee shall meet as often as it determines, but not less frequently than four times per year.

•

The Committee shall meet at least annually with management, the internal auditors, and the independent auditor in separate executive sessions. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

COMPENSATION

Members of the Committee shall receive such fees, if any, for their service as committee members as may be determined by the Board in its sole discretion. Fees may be paid in such form of consideration as is determined by the Board.

WILLIAMS-SONOMA, INC.

ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 24, 2012

9:00 a.m. (Pacific Daylight Time)

Williams-Sonoma, Inc.

3250 Van Ness Avenue

San Francisco, California 94109

Williams-Sonoma, Inc. 3250 Van Ness Avenue San Francisco, California 94109	Proxy

This Proxy is solicited on behalf of the Board of Directors.

The undersigned stockholder of Williams-Sonoma, Inc. (the “Company”) hereby appoints Laura J. Alber and Patrick J. Connolly, and each of them (the “Named Proxies”), with full power of substitution to each, true and lawful attorneys, agents and proxy holders of the undersigned, and hereby authorizes them to represent and vote, as specified herein, all shares of Common Stock of the Company held of record by the undersigned on March 26, 2012, at the 2012 Annual Meeting of Stockholders of the Company, to be held on Thursday, May 24, 2012, at 9:00 a.m. (Pacific Daylight Time) at 3250 Van Ness Avenue, San Francisco, California 94109, and any adjournments or postponements thereof.

This Proxy, when properly signed, will be voted in the manner directed on this Proxy by the undersigned. If no direction is made, this Proxy will be voted “FOR” the election of the named directors, “FOR” Proposal 2, “FOR” Proposal 3, and “FOR” Proposal 4.

(Please date and sign on reverse side.)

COMPANY #

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week
Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET – www.eproxy.com/wsm Use the Internet to vote your proxy until 12:00 p.m. (PDT) on May 23, 2012.

PHONE – 1-800-560-1965 Use a telephone to vote your proxy until 12:00 p.m. (PDT) on May 23, 2012.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL PROPOSALS BELOW,

SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

ò  Please detach here  ò

The Board of Directors recommends a vote “FOR” the election of the named directors, “FOR” Proposal 2, “FOR” Proposal 3, and “FOR” Proposal 4.

1. Election of Directors
01 Laura J. Alber 02 Adrian D.P. Bellamy 03 Rose Marie Bravo 04 Mary Ann Casati 05 Patrick J. Connolly	☐ For ☐ Against ☐ Abstain ☐ For ☐ Against ☐ Abstain ☐ For ☐ Against ☐ Abstain ☐ For ☐ Against ☐ Abstain ☐ For ☐ Against ☐ Abstain	06 Adrian T. Dillon 07 Anthony A. Greener 08 Ted W. Hall 09 Michael R. Lynch 10 Lorraine Twohill	☐ For ☐ Against ☐ Abstain ☐ For ☐ Against ☐ Abstain ☐ For ☐ Against ☐ Abstain ☐ For ☐ Against ☐ Abstain ☐ For ☐ Against ☐ Abstain

2. The amendment and restatement of the Williams-Sonoma, Inc. 2001 Incentive Bonus Plan			☐ For ☐ Against ☐ Abstain

3. An advisory vote to approve executive compensation			☐ For ☐ Against ☐ Abstain

4. Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 3, 2013			☐ For ☐ Against ☐ Abstain

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE IN THEIR DISCRETION “FOR” THE ELECTION OF THE NAMED DIRECTORS, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, AND “FOR” PROPOSAL 4. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXY HOLDERS TO VOTE AS TO ANY OTHER MATTER THAT IS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Address Change? Mark box ☐ Indicate changes below.	NOTE: When stock has been issued in the name of two or more persons, all should sign. When signing as attorney, administrator, trustee or guardian, give full title as such. A corporation should have the proxy signed by its president or other authorized officer, with the office held designated. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report for the 2011 fiscal year furnished herewith.

Date , 2012

Signature(s) in Box Please sign exactly as your name(s) appears on this proxy and return it in the enclosed envelope.